As filed with the Securities and Exchange Commission on December 14, 2023

Registration No. 333-252344

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Amendment No. 4 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VALKYRIE BITCOIN FUND

(Exact Name of Registrant as Specified in Its Charter)

Delaware		86-6430837
(State or Other Jurisdiction of Incorporation or Organization)	c/o Valkyrie Digital Assets LLC Steven McClurg 320 Seven Springs Way, Suite 250 Brentwood, Tennessee 37027 (218) 255-9743	(I.R.S. Employer Identification Number)

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices and Agent for Service)

Copies to:

Morrison C. Warren, Esq.
Chapman and Cutler LLP
320 South Canal Street
Chicago, Illinois 60606

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated December 14, 2023

VALKYRIE BITCOIN FUND

Common Shares of Beneficial Interest

The Valkyrie Bitcoin Fund (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust’s purpose is to hold bitcoin, which is a digital commodity based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network. The investment objective of the Trust is for the Shares to reflect the performance of the value of a bitcoin as represented by the CME CF Bitcoin Reference Rate - New York Variant (the “Index”), less the Trust’s liabilities and expenses. The Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin. Valkyrie Digital Assets LLC is the sponsor of the Trust (the “Sponsor”), Delaware Trust Company is the trustee of the Trust (the “Trustee”), U.S. Bancorp Fund Services, LLC is the transfer agent of the Trust (in such capacity, the “Transfer Agent”) and the administrator of the Trust (in such capacity, the “Administrator”), Coinbase Custody Trust Company, LLC (the “Custodian”) is the initial custodian, Coinbase, Inc., (“Coinbase”) an affiliate of the Custodian, is the prime broker of the Trust, and U.S. Bank, N.A., an affiliate of the Transfer Agent and Administrator, is the cash custodian of the Trust (the “Cash Custodian”).

This is an initial public offering of the Trust’s Shares. The Shares may be purchased from the Trust only in one or more blocks of 5,000 Shares (a block of 5,000 Shares is called a “Basket”). The Trust issues Baskets of Shares to certain authorized participants (“Authorized Participants”) on an ongoing basis as described in “Plan of Distribution.” Baskets are offered continuously in exchange for cash and, subject to the Exchange (as defined below) receiving all appropriate regulatory approvals, bitcoin. The Trust does not issue fractions of a Basket. The Trust intends to redeem Shares in Baskets on an ongoing basis from Authorized Participants. See “Description of the Shares—Redemption of the Shares.”

The Trust intends to list the Shares on The Nasdaq Stock Market, LLC (“Nasdaq” or the “Exchange”) under the symbol “BRRR.”

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on Nasdaq. Investing in the Trust involves risks similar to those involved with an investment directly in bitcoin and other significant risks. See “Risk Factors” beginning on page 8.

The offering of an indeterminate amount of the Trust’s Shares is registered with the SEC in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering unless extended as permitted by applicable rules under the 1933 Act. The Trust is not a mutual fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and is not subject to regulation under the 1940 Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

On [   ], 2023, [   ] (the “Seed Capital Investor”), subject to certain conditions, purchased the [   ] Creation Baskets, comprising [   ] Shares at a per-Share price equal to $[   ] (the “Seed Creation Baskets”), as described in “Seed Capital Investor” and “Plan of Distribution.” The price of bitcoin was determined using the Index on [   ], 2023. The price per-Share and bitcoin on [   ], 2023 were $[   ] and [   ]th of a bitcoin, respectively. Total proceeds to the Trust from the sale of the Seed Creation Baskets were $[   ] bitcoins. Delivery of the Seed Creation Baskets was made on December [   ], 2023.

The price of the Seed Creation Baskets was determined as described above and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD BITCOIN OR INTERESTS RELATED TO BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 8.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this prospectus is [            ].

Neither the Sponsor nor the Trust have authorized anyone to provide you with information different from that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither the Sponsor nor the Trust take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Sponsor, the Trust or on the Trust’s behalf. The Trust is offering to sell, and seeking offers to buy, the Trust’s Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Trust’s Shares.

In this prospectus, unless otherwise stated or the context otherwise requires, “we,” “our” and “us” refers to the Sponsor acting on behalf of the Trust.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions (for the bitcoin and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under “Risk Factors.” Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this prospectus;

●	general economic, market and business conditions;

●	the use of technology by us and our vendors, including the Custodian, in conducting our business, including disruptions in our computer systems and data centers and our transition to, and quality of, new technology platforms;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies;

●	the costs and effect of any litigation or regulatory investigations;

●	our ability to maintain a positive reputation; and

●	other world economic and political developments.

Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

Industry and Market Data

Although we are responsible for all disclosure contained in this prospectus, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the bitcoin industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

ii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 8, before making an investment decision about the Shares.

Trust Overview

The investment objective of the Trust is for the Shares to reflect the performance of the value of a bitcoin as represented by the CME CF Bitcoin Reference Rate - New York Variant (the “Index”), less the Trust’s liabilities and expenses. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the value of bitcoin as reflected by the Index, which is an independently calculated value based on an aggregation of executed trade flow of major bitcoin spot exchanges. The Index currently uses substantially the same methodology as the CME CF Bitcoin Reference Rate (“BRR”), including utilizing the same six bitcoin exchanges, which is the underlying rate to determine settlement of CME bitcoin futures contracts, except that the Index is calculated as of 4:00 p.m. Eastern time, whereas the BRR is calculated as of 4:00 p.m. London time. There can be no assurance that the Trust will achieve its investment objective. The Sponsor is authorized under a trust agreement between the Sponsor and the Trustee (the “Trust Agreement”) to substitute an alternative index, reference rate, or other methodology for valuing bitcoin for the Index for purposes of the Trust’s investment objective and valuation policies in its sole discretion and without Shareholder approval. The Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin.

Because the value of the Shares is tied to the value of the bitcoins held by the Trust, it is important to first understand the investment attributes of, and the market for, bitcoins. Investing in the Shares does not insulate the investor from certain risks, including price volatility. The price of bitcoin on the bitcoin market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust. For example, between November 2021 and November 2022, the price of bitcoin fell from an all-time high of $68,789 to $15,460. As of November 30, 2023, the price of bitcoin has increased to $37,601. See “Risk Factors.”

The Trust is passively managed and does not pursue active management investment strategies, and the Sponsor does not actively manage the bitcoin held by the Trust. This means that the Sponsor does not sell bitcoin at times when its price is high or acquire bitcoin at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional bitcoin investors to attempt to reduce the risks of losses resulting from price decreases.

Bitcoins are a digital commodity based on an open source protocol. Bitcoins are not issued by any government, bank or central organization, and instead exist on an online, peer-to-peer computer network (the “Bitcoin Network”) that hosts a public transaction ledger where bitcoin transfers are recorded (the “Blockchain”). The Bitcoin Network is accessed through software, and software governs bitcoin creation, movement and ownership.

Bitcoins have no physical existence beyond the record of transactions on the Blockchain. The Blockchain is a public record of the creation, custody and flow of funds of bitcoins, showing every transaction effected on the Blockchain among users’ online “digital wallets” where their bitcoins are effectively stored. Bitcoins may be sent or received through users’ digital wallets by using public and private keys that are part of the Bitcoin Network’s cryptographic security mechanism.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded under the ticker symbol “BRRR” on the Nasdaq Stock Market, LLC (“Nasdaq” or the “Exchange”). The Trust issues Baskets of Shares to Authorized Participants on an ongoing basis in exchange for cash, which is used to purchase bitcoin that is deposited for safekeeping with the Custodian (as defined below). Subject to the Exchange receiving the necessary regulatory approval to permit the trust to create and redeem Shares in-kind for bitcoin (the “In-Kind Regulatory Approval”), the Trust may also issues Baskets of Shares to Authorized Participants on an ongoing basis in exchange for bitcoin. The Trust will distribute cash and, subject to the In-Kind Regulatory Approval, bitcoin by redeeming Shares in Baskets on an ongoing basis from Authorized Participants. See “Description of the Shares—Redemption of the Shares.”

The CME CF Bitcoin Reference Rate - New York Variant

The Index, which was introduced on February 28, 2022, is based on materially the same methodology (except calculation time) as the BRR, which was first introduced on November 14, 2016 and is the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the CME. The Index is designed based on the IOSCO Principals for Financial Benchmarks. The administrator of the Index is CF Benchmarks Ltd. (the “Benchmark Administrator”). The Index is calculated daily and aggregates the notional value of bitcoin trading activity across major bitcoin spot exchanges.

The Sponsor believes that the use of the Index is reflective of a reasonable valuation of the average spot price of bitcoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Index thereby seeks to ensure that transactions in bitcoin conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Index is administered through codified policies for Index integrity.

Index data and the description of the Index are based on information made publicly available by the Benchmark Administrator on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Administrator’s website is incorporated by reference into this prospectus.

Custody of the Trust’s Assets

Coinbase Custody Trust Company, LLC (the “Custodian”) will custody of all of the Trust’s bitcoin, other than that which may be maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase,” which is an affiliate of the Custodian), in accounts that are required to be segregated from the assets held by the Custodian as principal and the assets of its other customers (the “Vault Balance”). The Custodian will keep all of the private keys associated with the Trust’s bitcoin held by the Custodian in the Vault Balance in “cold storage”, which refers to a safeguarding method by which the private keys corresponding to the Trust’s bitcoins are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking.

A portion of the Trust’s bitcoin holdings and cash holdings may be held with Coinbase in the Trading Balance to pay the Sponsor’s Fee and in connection with the purchase and sale of bitcoin related to creations and redemptions of Baskets and Trust expenses not assumed by the Sponsor. Within the Trading Balance, the Custody Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) Coinbase holds on behalf of customers who hold similar entitlements against Coinbase. In this way, the Trust’s Trading Balance represents an omnibus claim on Coinbase’s bitcoins (and cash) held on behalf of Coinbase’s customers. Coinbase holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in Coinbase’s name on a trading venue (including third-party venues and Coinbase’s own execution venue) where Coinbase executes orders to buy and sell bitcoin on behalf of its clients. Within such omnibus hot and cold wallets and accounts, Coinbase has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons Coinbase does not disclose to the Sponsor, the percentage of bitcoin that Coinbase holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in Coinbase’s name on a trading venue. Coinbase has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which Coinbase attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks are summarized below.

Risks associated with bitcoin and the Bitcoin network.

The Bitcoin network has a limited history relative to traditional commodities and currencies. There is no assurance that use or acceptance of bitcoin will continue to grow. A contraction in use or adoption of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which would likely have an adverse impact on the value of the Shares. Sales of newly created or “mined” bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Shares. Bitcoin trading prices experience high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, owners of beneficial interests of Shares (“Shareholders”) could lose all or substantially all of their investment in the Trust in a very short time, even in the course of one day. Shareholders who invest in the Trust should actively manage and monitor their investments.

The Bitcoin network could cease to be a focal point for developer activity, and there is no assurance that the most active developers who participate in monitoring and upgrading the software protocols on which the Bitcoin network is based will continue to do so in the future, which could damage the network or reduce bitcoin’s competitiveness with competing digital assets or blockchain protocols.

Spot markets on which bitcoin trades are relatively new and largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at bitcoin spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of bitcoin and the ability of Authorized Participants (as defined below) to purchase or sell bitcoin or bitcoin derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Custodian, could prevent the Trust from accessing its bitcoin. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer bitcoin in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with Investing in the Trust

Shareholders may choose to use the Trust as a means of investing indirectly in bitcoin. As noted, there are significant risks and hazards inherent in the bitcoin market that may cause the price of bitcoin to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the bitcoin market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of bitcoin, and thus the value of the Shares, may be extremely volatile, shareholders will need to monitor their investment frequently.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s account with the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return will not match the performance of the Index because the Trust incurs operating expenses. Moreover, the NAV of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise.

The amount of bitcoin represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Sponsor’s Fee and other liabilities.

Trust Structure

The Trust is a Delaware statutory trust, organized on January 20, 2021, that operates pursuant to the Trust Agreement. The Trust has entered into a prime brokerage and custody agreement with the Custodian (the “Custody Agreement”), pursuant to which the Custodian will custody all of the Trust’s bitcoin, other than that which may be maintained in a trading account with Coinbase from time to time. Coinbase is a separate entity but affiliate of the Custodian and is also the prime broker of the Trust. Pursuant to the Custody Agreement, the Custodian establishes accounts that hold the bitcoins deposited with the Custodian on behalf of the Trust.

The Trust’s Sponsor is Valkyrie Digital Assets LLC, a Delaware limited liability company and a wholly owned subsidiary of Valkyrie Investments Inc. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, Valkyrie Investments Inc., the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor arranged for the creation of the Trust and is arranging for the registration of the Shares for their public offering in the United States and their listing on Nasdaq. The Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Trustee’s fee payable under the Trust Agreement, the Custodian Fee (as defined herein), the Cash Custodian Fee (as defined herein), the Transfer Agent Fee (as defined herein), the Marketing Fee (as defined herein), applicable license fees, including the licensing fees related to the Index License Agreement (as defined herein), the Administrator Fee (as defined herein), fees and expenses related to trading of Shares on Nasdaq (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website. The Sponsor also paid the costs of the Trust’s organization.

The Sponsor and the Administrator are generally responsible for the administration of the Trust under the provisions of the Trust Agreement. The responsibilities of the Sponsor include (i) selecting and monitoring the Trust’s Service Providers (as defined herein) and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Trust, distributing the Trust’s remaining bitcoins or the cash proceeds of the sale of the Trust’s remaining bitcoins (determined at the sole discretion of the Sponsor) to the owners of record of the Shares. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Baskets and coordinating the processing of such orders with the Cash Custodian, the Transfer Agent and the Depository Trust Company (“DTC”), (iii) publishing the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share (each as defined herein) each business day at 4:00 p.m., New York time, or as soon thereafter as practicable and (iv) instructing the Custodian to transfer the Trust’s bitcoins, as needed to pay the Sponsor’s Fee and any Additional Trust Expenses (each as defined herein).

Although the Trust’s bitcoins are not stored in a physical sense, a record of the Trust’s bitcoins are identifiable on the Bitcoin blockchain via digital addresses established by the Custodian. These digital addresses are contained in a Vault Balance which constitutes the “Bitcoin Account.” The Bitcoin Account consists of multi-signature digital addresses, which require several distinct “private keys” to authenticate access to and transfer of the Trust’s bitcoins from the Bitcoin Account. Notwithstanding bitcoins payable to the Sponsor for its management fee or bitcoins deposited into or removed from the Trust in connection with sales and purchases related to the creation or redemption of Baskets kept in the Trading Balance at Coinbase, respectively, the Sponsor endeavors to instruct the Custodian to maintain all of the Trust’s bitcoins within a Vault Balance. The Custodian is responsible for the safekeeping of the Trust’s private keys used to access the Bitcoin Account and facilitates the transfer of bitcoins in accordance with the Sponsor’s instructions.

The general role, responsibilities and regulation of the Sponsor, Trustee, Administrator and Custodian are further described in “The Sponsor,” “The Trustee,” “The Administrator” and “The Custodian,” respectively. Detailed descriptions of certain specific rights and duties of the Sponsor, Trustee, Administrator and Custodian are set forth in “Description of the Trust Documents—Description of the Trust Agreement” and “—Description of the Custody Agreement,” respectively. The Trust Agreement and Custody Agreement are collectively referred to herein as “Trust Documents.”

Bitcoin History

The Bitcoin Network is a recent technological innovation, and the bitcoins that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Many U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the CFTC, the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of bitcoins and other digital currencies. However, other U.S. and state agencies, such as the SEC, have not made official pronouncements or issued guidance or rules regarding the treatment of bitcoins. Similarly, the treatment of bitcoins and other digital currencies is often uncertain or contradictory in other countries. The regulatory uncertainty surrounding the treatment of bitcoins creates risks for the Trust and its Shares. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Shares.”

Some of the notable features of the Trust and its Shares include the holding of bitcoins in the Trust’s own accounts, the experience of the Sponsor’s management team in the Bitcoin industry and the use of the Custodian to protect the Trust’s private keys. See “Activities of the Trust.”

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.0 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Trustee’s principal office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Sponsor’s principal office is located at 320 Seven Springs Way, Brentwood, Tennessee 37027 and its telephone number is (202) 854-1343.

THE OFFERING

Shares offered by the Trust	Shares representing units of fractional undivided beneficial interest in, and ownership of, the Trust.

Use of proceeds	Proceeds received by the Trust from the issuance and sale of Baskets will consist of cash and bitcoin. The Trust is obligated to convert any cash contributed to bitcoin as soon as practicable, except to the extent necessary to pay expenses or satisfy redemption orders. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of bitcoin that are subsequently deposited with the Custodian, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. Subject to In-Kind Regulatory Approval, deposits of bitcoin are held by the Custodian on behalf of the Trust until (i) delivered out in connection with the redemption of Baskets or (ii) caused to be transferred or sold by the Sponsor to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Nasdaq Exchange symbol	BRRR

Bitcoin Index Price	For purposes of determining the value of the Trust’s bitcoin, the Trust uses the Index to calculate a per-bitcoin value in U.S. Dollars (the “Bitcoin Index Price”). The Bitcoin Index Price is published between 4:00 p.m. and 4:30 p.m., ET, on each trading day.

For more information on the CME CF Bitcoin Reference Rate - New York Variant, see “Use of the CME CF Bitcoin Reference Rate - New York Variant” and “Calculation of NAV” below.

CUSIP	[ ]

Creation and Redemption	The Trust issues Shares on an ongoing basis, but only in one or more whole Baskets. The Trust intends to redeem Shares in Baskets on an ongoing basis from Authorized Participants. See “Description of the Shares—Redemption of the Shares.”

A Basket equals 5,000 Shares. As of the date of this prospectus, each Share represents approximately [ ] of a bitcoin. See “Description of Creation and Redemption of Shares.”

Baskets are issued and redeemed in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash represented by the Shares being created or redeemed, the amount of which is based on the value of the bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. The Trust is obligated to convert any cash contributed to bitcoin as soon as practicable, except to the extent necessary to pay expenses. Subject to the In-Kind Regulatory Approval, Baskets may also be issued or redeemed in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the Shares being created or redeemed (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities). The number of bitcoins represented by a Basket will gradually decrease over time due to the transfer of the Trust’s bitcoins to pay the Sponsor’s Fee and sale of the Trust’s bitcoins to pay any Trust expenses not assumed by the Sponsor. See “Description of Creation and Redemption of Shares” and “Activities of the Trust—Trust Expenses.”

The Trust’s Bitcoin Holdings	The Trust’s “Bitcoin Holdings” is the aggregate U.S. Dollar value of the Trust’s bitcoins less its liabilities (which include estimated accrued but unpaid fees and expenses), as calculated using the Bitcoin Index Price. The Administrator calculates the Trust’s Bitcoin Holdings on a daily basis.

The Administrator also calculates the Trust’s Bitcoin Holdings per Share, which equals the Trust’s Bitcoin Holdings divided by the number of Shares then outstanding. The Sponsor will publish the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable at the Trust’s website at www.valkyrieinvest.com.

Trust expenses	The Trust’s only ordinary recurring expense is expected to be the remuneration due to the Sponsor (the “Sponsor’s Fee”). The Sponsor’s Fee will be accrues daily by applying a [ ]% annual rate to the Trust’s Bitcoin Holdings. The Sponsor’s Fee will be payable in bitcoins at such times as determined in the Sponsor’s sole discretion. Payments of the Sponsor’s Fee will occur weekly in arrears.

To pay the Sponsor’s Fee, the Custodian will, when directed by the Sponsor, (i) withdraw from the Bitcoin Account the number of bitcoins equal to the accrued but unpaid Sponsor’s Fee, determined as described above, and (ii) transfer such bitcoins to an account maintained by Coinbase for the Sponsor. The Trust is not responsible for paying any fees or costs associated with the transfer of bitcoin to the Sponsor or the sale of bitcoin for costs not included in the Sponsor’s Fee. The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee in its discretion for stated periods of time. The Sponsor is under no obligation to extend a waiver after the end of any such stated period, and, if such waiver is not continued, the Sponsor’s Fee will be paid in full for subsequent periods. Presently, the Sponsor does not intend to waive any of the Sponsor’s Fee. The Sponsor will, from time to time, instruct Coinbase to deliver bitcoins to the Sponsor’s account in payment of the Sponsor’s Fee.

As consideration for its receipt of the Sponsor’s Fee, the Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Marketing Fee, the Administrator Fee, the Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to trading of Shares on Nasdaq (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website (the “Sponsor-paid Expenses”).

The Trust may incur certain extraordinary, non-recurring expenses and indemnification expenses that are not contractually assumed by the Sponsor (collectively, “Additional Trust Expenses”). See “Expenses.” In such circumstances, the Sponsor will cause the conversion of bitcoins into U.S. Dollars at the Actual Exchange Rate in such quantity as may be necessary to pay such Additional Trust Expenses.

The Sponsor has not assumed the obligation to pay Additional Trust Expenses. If Additional Trust Expenses are incurred, the Sponsor will convert bitcoins into U.S. Dollars at the highest exchange rate and lowest fees the Sponsor can find within a reasonable time frame in order to sell bitcoin in exchange for U.S. Dollars (the “Actual Exchange Rate”) in such quantity as may be necessary to permit payment of such Additional Trust Expenses. The Actual Exchange Rate is the price at which such bitcoin trade orders are fulfilled, or a weighted average of such prices if fulfilled in multiple segments.

The number of bitcoins to be delivered to the Sponsor in payment of the Sponsor’s Fee or sold to pay Additional Trust Expenses will vary from time to time depending on the level of the Trust’s expenses and the value of bitcoins, as determined using the Bitcoin Index Price or, in certain circumstances, such other fair value measurement as determined by the Sponsor. See “Activities of the Trust—Trust Expenses.” Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoins by the Trust for the payment of the Sponsor’s Fee or any Additional Trust Expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Transfers of Bitcoin

Transfers of bitcoin to and from the Vault Balance and the Trading Balance, and transfers from the Trading Balance to third-party digital asset brokers or dealers are conducted “on chain” in transactions represented on the Bitcoin network. On chain transactions are subject to all of the risks of the Bitcoin network, including the risk that transactions will be made erroneously and are generally irreversible.

In order to pay the Sponsor’s Fee, the Sponsor will transfer bitcoin from the Trading Balance to the Sponsor’s account at Coinbase. Such a transaction will normally be conducted “off chain” through book-entries in the Custodian’s records.

Termination events	Upon dissolution of the Trust, the Sponsor will distribute the Trust’s remaining bitcoins or the cash proceeds of the sale of the Trust’s remaining bitcoins (determined at the sole discretion of the Sponsor) to the owners of record of the Shares, after the Sponsor has paid or made provision for the Trust’s obligations. Accordingly, Shareholders of record at the time of a liquidation may receive either bitcoin or cash. See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust.”

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (i) be a registered broker-dealers or other securities market participant, such as a bank or other financial institution, that is not required to register as a broker-dealer to engage in securities transactions and (ii) have entered into a Participant Agreement with the Sponsor, and the Marketing Agent. See “Description of Creation and Redemption of Shares.”

The Trust has engaged [ ] as Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Clearance and settlement	The Shares are evidenced by one or more global certificates that the Transfer Agent issues to DTC. The Shares are, and will only be, available in book-entry form. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”), or indirectly through entities that are DTC Participants.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes thereto.

Risk Factors Related to the Bitcoin Network and Bitcoins

Digital assets such as bitcoin were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Digital assets such as bitcoin were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of the Bitcoin network and other digital asset networks, such as the infancy of their development, their dependence on the internet and other technologies, their dependence on the role played by miners and developers and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and we expect will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks.

●	The trading prices of many digital assets, including bitcoin, are derived from a variety of factors including supply and demand for bitcoin, as well as more indirect and macro factors such as interest rates, monetary policy, broader market uncertainty and geopolitical, social and economic events.

●	The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2017, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices, including for Bitcoin. These drawdowns notwithstanding, Bitcoin prices have increased significantly again during 2019, decreased significantly again in 2020 amidst broader market declines as a result of the novel coronavirus outbreak, and increased again in early 2021 to reach all-time highs. The bitcoin markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Over the course of 2023, bitcoin prices have continued to exhibit extreme volatility.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin network, would affect the ability to transfer digital assets, including bitcoin, and, consequently, their value.

●	The loss or destruction of a private key required to access a digital asset such as bitcoin may be irreversible. If a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the bitcoin held in the Bitcoin Account corresponding to that private key and the private key will not be capable of being restored by the Bitcoin network.

●	Miners, developers and users may switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin network.

●	Over the past several years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, digital asset miners are more likely to immediately sell tokens earned by mining, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

●	To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Blockchain until a block is solved by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in the digital asset network.

●	Many digital asset networks, including Bitcoin, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.

●	The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin network could damage that network.

●	The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin network, could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks.

●	Governance of the Bitcoin network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Bitcoin network, which may stymie the Bitcoin network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Bitcoin network, especially long-term problems. The foregoing notwithstanding, the Bitcoin network’s protocol is informally managed by a group of core developers that propose amendments to the Bitcoin network’s source code. The core developers evolve over time, largely based on self-determined participation. To the extent that a significant majority of users and miners adopt amendments to the Bitcoin network, the Bitcoin network will be subject to new protocols that may adversely affect the value of bitcoin.

●	Bitcoin has only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of bitcoin by consumers to pay such retail and commercial outlets remains limited. As a result, the prices of bitcoin are largely determined by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

Moreover, because digital assets, including Bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Annual Report.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Bitcoin has historically exhibited high price volatility relative to more traditional asset classes. For example, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2021. These increases were followed by steep drawdowns throughout 2022. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including, for example, in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022. Over the course of 2023, bitcoin prices have continued to exhibit extreme volatility.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, and the stablecoin TerraUSD collapsed, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”).

In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these or similar events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined.

In addition, regulatory and enforcement scrutiny of digital assets has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. Developments in the regulation of digital assets are ongoing. For example, in July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP, a digital token, to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges, distributions to employees, and other third-party developers were not securities transactions. More recently, the D.C. Circuit Court found that the SEC’s denial of the Grayscale Bitcoin Trust’s listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC’s approval of two similar bitcoin futures-based ETPs. In the immediate aftermath of this court decision, the price of bitcoin increased from nearly $26,000 to over $28,100. It is not possible to predict at this time all of the risks that regulatory developments may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin.

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2017, followed by steep drawdowns throughout 2018 in digital asset trading prices, including for bitcoin. These drawdowns notwithstanding, digital asset prices, including bitcoin, increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak and increased significantly again over the remainder of 2020 and the first quarter of 2021. Digital asset prices, including bitcoin, continued to experience significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021, and throughout 2022, and digital asset prices have continued to fluctuate to date in 2023. In particular, digital asset prices have experienced extreme volatility since November 2022 when FTX halted customer withdrawals.

Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, a lack of regulatory clarity may reduce confidence in the digital asset economy and may result in greater volatility in the price of bitcoin and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin.

The further development and acceptance of the Bitcoin network and other digital asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin network may adversely affect an investment in the Shares.

Digital assets such as bitcoin may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The Bitcoin network and other digital asset networks are a new and rapidly evolving industry of which the Bitcoin network is a prominent, but not unique, part. The growth of the digital asset industry in general, and the Bitcoin network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the Bitcoin network, include:

●	continued worldwide growth in the adoption and use of bitcoin and other digital assets, including those competitive with bitcoin;

●	government and quasi-government regulation of bitcoin and other digital assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin network or similar digital asset systems;

●	the maintenance and development of the open-source software protocol of the Bitcoin network;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to digital assets and digital asset service providers.

The Trust is not actively managed and will not have any strategy relating to the development of the Bitcoin network. Furthermore, the Sponsor cannot be certain as to the impact of the Trust and the expansion of its bitcoin holdings on the digital asset industry and the Bitcoin network. A decline in the popularity or acceptance of the Bitcoin network may harm the price of the Shares. There is no assurance that the Bitcoin network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of bitcoin.

The open-source and decentralized nature of Bitcoin network development reduces certainty in the development of Bitcoin network protocols and software. In addition, the lack of direct compensation for core developers and general difficulty of achieving decentralized consensus around protocol upgrades may hinder the development of beneficial upgrades to the Bitcoin network. Development uncertainty and inflexibility in respect of improving or proposing fixes to the Bitcoin network could negatively impact the performance of the Trust.

The Bitcoin network is an open-source decentralized project without a controlling issuer or administrator of software development. As a result, core developers contribute their time and propose upgrades and improvements to the Bitcoin network protocols and various software implementations thereof, often on the Bitcoin repository on the website Github. Core developers’ roles evolve over time, largely based on self-determined participation. Core developers are not generally compensated for their work on the Bitcoin network, and such developers may cease to provide services or migrate to alternate digital asset networks. In addition, a lack of resources may result in an inability of the Bitcoin network community to address novel technical issues or to achieve consensus around solutions therefor.

As with other digital asset networks, the Bitcoin network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node. The Bitcoin network community has failed to achieve consensus around the scaling of the Bitcoin network to increase transaction throughput and reduce Blockchain bloat. In 2017, the scaling debate resulted in a material, contentious hard fork (as described below) and a variety of proposals for upgrades to the Bitcoin network protocols to allow for more efficient transaction recording. Both hard forks and software upgrades to address scaling may cause confusion or may not result in needed improvements, each of which could have a negative impact on the value of an investment in the Shares.

Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s bitcoin, which would adversely impact the value of the Shares. Moreover, functionality of the Bitcoin Network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for Bitcoin. Even if another digital asset other than Bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Finally, as there is no centralized party controlling the development of the Bitcoin network, there can be no assurance that the community as a whole will not implement changes to the Bitcoin network protocols that have an adverse impact on the Trust or an investment in the Shares.

The scheduled creation of newly mined bitcoin and their subsequent sale may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining” which involves the collection of a reward of new bitcoin (also known as a “coinbase”). As of the date of this prospectus, the Bitcoin network creates 6.25 bitcoin with each block added to the Blockchain; these newly mined bitcoin are awarded to the bitcoin miner that has added the block to the Blockchain, which occurs on average approximately every 10 minutes. When the recipient makes newly mined bitcoin available for sale, there can be downward pressure on the price of bitcoin as the new supply is introduced into the bitcoin market. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

In addition, bitcoin mining is highly sensitive to energy prices and bitcoin market prices. To mine bitcoin, a bitcoin miner acquires specialized computers that consume significant amounts of energy. As energy prices fluctuate, the marginal cost of bitcoin mining increases and decreases. Conversely, the price of bitcoin and amount of computational power being expended by other bitcoin miners will impact the profitability and likelihood of solving a block and receiving newly mined bitcoin. If the marginal cost of bitcoin mining exceeds the expected profit, miners may cease to expend energy to mine bitcoin. If a material number of miners turn off their mining hardware, the speed of transaction processing on the Bitcoin network may experience a temporary slowdown and the overall security of the Bitcoin network against a 51% attack (as described below) may be reduced.

The prevailing level of transaction fees may adversely affect the usage of the Bitcoin Network.

In addition to the coinbase, Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the Blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. In addition, most iterations of mining software will prioritize transaction recorded based on (i) thresholds selected by the user, (ii) the transaction fee paid with the transaction, (iii) the value attached to the transaction and (iv) the time the transaction was received by the mining software.

If miners collude in an anticompetitive manner to not record transactions that pay low transaction fees, then bitcoin users would be required to wait for their transaction to be included in a block by a miner not requiring such transaction fees. Such a scenario would require that users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the bitcoin network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Shares or the ability of the Trust to operate.

If the number of outstanding transactions yet to be recorded in the Blockchain (commonly referred to as “transactions in the mempool”) are significantly above the capacity which can be recorded in any single block, miners are likely to prioritize recording transactions that pay significant transaction fees. This would result in transactions with low or no fees remaining in the mempool for extended periods. Such a scenario would require that users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin network. An extended period of large numbers of transactions in the mempool could result from high levels of use of the Bitcoin network or from a malicious spam attack intending to increase the transactions in the mempool. Any extended period with large numbers of transactions in the mempool may adversely impact an investment in the Shares or the ability of the Trust to operate.

Additionally, the coinbase reward for successfully mining transactions (called the “block reward” or “coinbase”) will decrease over time. In May 2020, the block reward was reduced from 12.5 to 6.25 bitcoin, and will further be reduced by half approximately every four years (e.g., to 3.125 bitcoin in 2024). As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Conversely, if the combination of the block reward and transaction fees are too low, miners may not be incentivized to expend processing power to solve blocks and confirmations of transactions on the Blockchain could be temporarily slowed. A reduction in the processing power expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor or botnet obtaining control. Any reduction in infrastructure security may reduce confidence in the Bitcoin network or expose the Bitcoin network to a malicious actor or botnet obtaining a majority of processing power on the Bitcoin network, reducing the confidence in and security of the Blockchain. Decreased demand for bitcoin or reduced security on the Bitcoin network may adversely impact an investment in the Shares.

The loss or destruction of a private key required to access bitcoin may be irreversible. The Custodian’s loss of access to a private key associated with the Trust’s bitcoin could adversely affect an investment in the Shares.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another). The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible. The custody of the Trust’s bitcoin is handled by the Custodian. If the Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s bitcoin holdings, and the Trust’s private keys are lost, destroyed or otherwise compromised and no backup of the private keys is accessible, the Trust will be unable to access its bitcoin, which could adversely affect an investment in the Shares. In addition, if the Trust’s private keys are misappropriated and the Trust’s bitcoin holdings are stolen, the Trust could lose some or all of its bitcoin holdings, which could adversely impact an investment in the Shares.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect the value of the Shares.

Bitcoin transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer or theft of bitcoin generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoin will regularly be made to or from the Bitcoin Account, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin could be transferred from the Bitcoin Account in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

To the extent that the Trust is unable to seek a corrective transaction with a third party recipient of an unauthorized or incorrect transaction or is incapable of identifying the third party which has received the Trust’s bitcoin through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred bitcoin. The Trust will also be unable to convert or recover its bitcoin transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A temporary or permanent “fork” of the Blockchain could adversely affect an investment in the Trust.

Bitcoin software is open source. Any user can download the software, modify it and then propose that bitcoin users and miners adopt the modification. Bitcoin software updates are user driven, meaning they are adopted when users of the software choose to update their software, in contrast to centralized software solutions where a development company might “push” out mandatory software updates to the user community. When a change is proposed that modifies the operation of the Bitcoin network and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible or fully interoperable with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin network (and the Blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Bitcoin network running in parallel, but with each version’s bitcoin tokens lacking interchangeability across the respective networks. A party owning bitcoin at the time of the fork would hold equal amounts of both bitcoin and the alternative forked digital asset (a “IR Virtual Currency”).

Forks have occurred already to the Bitcoin Network, including a fork in August 2017 relating to a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. This fork resulted in the creation of the “Bitcoin Cash” network and a new IR Virtual Currency (bitcoin cash). Bitcoin Cash is an example of an intentional fork to create a new digital asset network with differentiated features. To the extent such digital assets compete with Bitcoin, such competition could impact demand for Bitcoin and could adversely impact the value of the Shares.

Forks may also occur as a network community’s response to a significant security breach. For example, in June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to use and develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ether classic, or ETC. Both ether and ether classic are traded on trading platforms and the Ethereum and Ethereum Classic networks feature independent development communities.

A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ether and Ether Classic.

The Trust Agreement provides that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies. Typically, the holder of bitcoin has no discretion in a hard fork; it merely has the right to claim the IR Virtual Currency on a pro rata basis while it continues to hold the same number of bitcoin. The Trust Agreement stipulates that, if comes to possess an IR VIrtual Currency despite such disclaimer, (i) the Sponsor will promptly make a good faith determination as to which digital asset network is regarded by the community as the Bitcoin network and which is the “forked” network, (ii) the Trust will as soon as is reasonably practical distribute the new IR Virtual Currency in-kind to the Sponsor, as agent for the Shareholders, and (iii) the Sponsor will sell the new IR Virtual Currency and distribute the proceeds to the Shareholders. Notwithstanding the foregoing, the Trust is under no obligation to claim the IR Virtual Currency.

A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust’s procedures may be inadequate to address the effects of a fork.

In the event of a hard fork of the Bitcoin network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bitcoin network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which digital asset network, among a group of incompatible forks of the Bitcoin network, is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin Network. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Custodian and security vendors on what is generally accepted as bitcoin and should therefore be considered “bitcoin” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the Bitcoin network, the Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s bitcoin holdings.

In the event of a hard fork of the Bitcoin network, the Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer bitcoin on the Custodian’s platform. Such a delay may be intended to permit the Custodian to assess the resulting versions of the Bitcoin network, to determine how best to securely “split” the bitcoin from the IR Virtual Currency, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Custodian assets at risk. As a result, the Trust is likely to suspend creations and redemptions during a period in which the Custodian’s operations are halted.

In addition, any losses experienced by the Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, may exceed the insurance carried by the Custodian. In such a circumstance, losses to Trust property with the Custodian could have a materially adverse impact on an investment in the Shares.

Shareholders may not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset, including bitcoin, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are common on the Ethereum network, but have also occurred (and may continue to occur) on the Bitcoin network. Airdrops may be conducted by sending a token to the holders of set amounts of bitcoin or to particular public addresses on the Bitcoin network, or airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network, or entirely separate digital asset network. As such, a user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Shareholders should not expect to receive the benefits of any forks or airdrops.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital asset acquired through an Incidental Right as “IR Virtual Currencies.” The Trust Agreement provides that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

If despite such disclaimer the Trust comes to possess an IR Virtual Currency, it shall cooperate with the Custodian to segregate and transfer the rights to the IR Virtual Currency to the Sponsor, as agent of the Trust, until such time that the Custodian may initiate an “on blockchain” transaction to transfer such IR Virtual Currency to the custody of the Sponsor. Upon receipt of the IR Virtual Currency, the Sponsor shall take commercially reasonable efforts to promptly sell such IR Virtual Currency at market prices and distribute the proceeds of any such sale to the Shareholders of record on the record date for such Incidental Rights.

Any Incidental Rights may result in a tax liability to the Trust and its Shareholders, if not successfully disclaimed by the Trust. Incidental Rights may result in an adverse interpretation regarding the Trust’s ability to receive grantor trust treatment under the Code.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate how data is recorded the Blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin network, it may be able to alter the Blockchain on which transactions in Bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new bitcoin or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin network or the Bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin network or cause an increase in the transaction fees paid by users to confirm transactions.

Although there are no known reports of malicious parties taking control of the Bitcoin network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin network on a temporary basis. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. For example, it is believed that more than 50% of the processing power on the Bitcoin network is located in China. Because the Chinese government has subjected digital assets to heightened levels of scrutiny recently, reportedly forcing several digital asset exchanges to shut down, there is a risk that the Chinese government could also achieve control over more than 50% of the processing power on the Bitcoin network. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin Network will increase, which may adversely affect the value of the Shares.

A malicious actor may also obtain control over the Bitcoin Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the Bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power or development control on the Bitcoin Network in this manner will remain heightened.

Adoption of new laws and regulations, or changes to existing laws and regulations, applicable to Bitcoin could negatively affect the value of Bitcoin.

As bitcoin and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

FinCEN, a bureau within the U.S. Department of the Treasury, requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters under the Bank Secrecy Act. Since initially providing guidance on the applicability of federal money services business regulatory regimes to digital assets such as bitcoin, FinCEN has brought enforcement actions, issued risk alerts and provided guidance to financial markets participants regarding the treatment of digital assets and digital asset networks.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury has added digital currency addresses to the list of “Specially Designated Nationals” whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Department of the Treasury has spent significant time. Secretary Mnuchin announced that the U.S. Department of the Treasury was preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as “self-hosted wallets”. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.” In May 2021, the U.S. Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of cryptocurrency markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Trust specifically.

On March 9, 2022, President Biden signed an Executive Order on Ensuring Responsible Development of Digital Assets (the “Executive Order”), which outlined a unified federal regulatory approach to addressing the risks and benefits of digital assets. The Executive Order articulated various policy objectives related to digital assets, including investor protections, financial and national security risks, and responsible development and use of digital assets. The Executive Order directed federal government departments and agencies to produce various reports, frameworks, analyses, and regulatory and legislative recommendations to the Biden Administration. The policies and objectives of the Executive Order are very broad and, at this time, it is unclear what impact it may have on the regulation of bitcoin and other digital assets. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

Under regulations from the NYDFS, businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a “BitLicense”, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy enhancing digital assets differently, this may change in the future.

Although neither the SEC nor the CFTC has exerted direct authority over bitcoin or bitcoin trading markets, the SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact of the development of digital asset markets intertwined with bitcoin, including the initial coin offering, margin trading, regulated and unregulated derivatives market, and decentralized finance markets. For example, since 2017, the SEC has engaged in numerous regulatory actions and issued guidance relating to initial coin offerings. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the CEA.

In June 2021, the government of El Salvador announced and passed legislation that identified bitcoin as legal tender in El Salvador. Other South and Central American political leaders have indicated a desire to explore the issues relating to legal tender status for bitcoin. In April 2022, the government of the Central African Republic announced its adoption of bitcoin as legal tender in the Central African Republic. It is unclear whether the designation of bitcoin as legal tender in El Salvador, the Central African Republic, or any other country will impact the regulatory treatment of bitcoin in the United States, or whether other countries will adopt similar legislation.

On February 15, 2022, Representative Warren Davidson introduced the “Keep Your Coins Act,” which is intended “[t]o prohibit Federal agencies from restricting the use of convertible virtual currency by a person to purchase goods or services for the person’s own use, and for other purposes.” That same day, Congressman Josh Gottheimer also announced a discussion draft of the “Stablecoin Innovation and Protection Act,” which is intended to define “qualified stablecoins” to differentiate them from “more volatile cryptocurrencies.”

On March 17, 2022, Senators Elizabeth Warren, Jack Reed, Mark Warner, and Jon Tester introduced the Digital Asset Sanctions Compliance Enhancement Act in an attempt to ensure blacklisted Russian individuals and businesses do not use cryptocurrency to evade economic sanctions. The bill does not come without controversy, however, as it “would place sweeping restrictions on persons who build, operate and use cryptocurrency networks even if they have no knowledge or intent to help anyone evade sanctions,” according to policy group Coin Center.

On March 28, 2022, Representative Stephen Lynch, along with co-sponsors Jesús G. García, Rashida Tlaib, Ayanna Pressley, and Alma Adams, introduced H.R. 7231, the Electronic Currency and Secure Hardware Act (ECASH Act), which would direct the secretary of the U.S. Department of the Treasury (not the Federal Reserve) to develop and issue a digital analogue to the U.S. dollar, or “e-cash,” which is intended to “replicate and preserve the privacy, anonymity-respecting, and minimal transactional data-generating properties of physical currency instruments such as coins and notes to the greatest extent technically and practically possible,” all without requiring a bank account. E-cash would be legal tender, payable to the bearer and functionally identical to physical U.S. coins and notes, “capable of instantaneous, final, direct, peer-to-peer, offline transactions using secured hardware devices that do not involve or require subsequent or final settlement on or via a common or distributed ledger, or any other additional approval or validation by the United States Government or any other third party payments processing intermediary,” including fully anonymous transactions, and “interoperable with all existing financial institutions and payment systems and generally accepted payments standards and network protocols, as well as other public payments programs.”

On April 6, 2022, Senator Pat Toomey released a draft of his Stablecoin Transparency of Reserves and Uniform Safe Transactions Act, or Stablecoin TRUST Act. The draft bill contemplates a “payment stablecoin,” which is convertible directly to fiat currency by the issuer. Only an insured depositary institution, a money transmitting business (authorized by its respective state authority) or a new “national limited payment stablecoin issuer” would be eligible to issue payment stablecoins. Additionally, payment stablecoins would be exempt from the federal securities requirements, including the Securities Act of 1933, the Securities Exchange Act of 1934, and the Investment Company Act of 1940.

On June 7, 2022, Senators Kirsten Gillibrand and Cynthia Lummis introduced the “Responsible Financial Innovation Act,” which was drafted to “create a complete regulatory framework for digital assets that encourages responsible financial innovation, flexibility, transparency and robust consumer protections while integrating digital assets into existing law.” Importantly, the legislation would assign regulatory authority over digital asset spot markets to the CFTC and codify that digital assets that meet the definition of a commodity, such as bitcoin and ether, would be regulated by the CFTC.

In 2023, Congress continued to consider several stand-alone digital asset bills, including a formal process to determine when digital assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and the how the Bank Secrecy Act (“BSA”) will apply to cryptocurrency providers. The Financial Innovation and Technology for the 21st Century Act (“FIT for the 21st Century Act”) advanced through the House in a vote along bipartisan lines. The FIT for the 21st Century Act would require the SEC and the CFTC to jointly issue rules or guidance that would outline their process in delisting a digital asset that they deem inconsistent with the CEA, federal securities laws and the FIT for the 21st Century Act. The bill, in part, would also provide a certification process for blockchains to be recognized as decentralized, which would allow the SEC to challenge claims made by token issuers about meeting the outlined standards.

Legislative efforts have also focused on setting criteria for stablecoin issuers and what rules will govern redeemability and collateral. The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry (the “McHenry bill”), would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin. The McHenry bill would establish bank-like regulation and supervision for federal qualified nonbank payment stablecoin issuers. These requirements include capital, liquidity and risk management requirements, application of the Bank Secrecy Act and the Gramm-Leach-Bliley Act’s customer privacy requirements, certain activities limits, and broad supervision and enforcement authority. The McHenry bill would grant state regulators primary supervision, examination and enforcement authority over state stablecoin issuers, leaving the Federal Reserve Board with secondary, backup enforcement authority for “exigent” circumstances. The McHenry bill would also amend the Investment Advisers Act of 1940, the 1940 Act, the 1933 Act, the 1934 Act and the Securities Investor Protection Act of 1970 to specify that payment stablecoins are not securities for purposes of those federal securities laws.

Several other bills have advanced through Congress to curb crypto as a payment gateway for illicit activity and money laundering. The “Blockchain Regulatory Clarity Act” would provide clarity to the regulatory classification of digital assets, providing market certainty for innovators and clear jurisdictional boundaries for regulators by affirming that blockchain developers and other related service providers that do not custody customer funds are not money transmitters. The “Financial Technology Protection Act”, another bipartisan measure, would set up an independent Financial Technology Working Group to combat terrorism and illicit financing in cryptocurrency. The “Blockchain Regulatory Certainty Act” aims to protect certain blockchain platforms from being designated as money-services businesses. Both acts advanced through the House with bipartisan support.

In a similar effort to prevent money laundering and stop crypto-facilitated crime and sanctions violations, bipartisan legislation was introduced to require decentralized finance (“DeFi”) services to meet the same anti-money laundering and economic sanctions compliance obligations as other financial companies. DeFi generally refers to applications that facilitate peer-to-peer financial transactions that are recorded on blockchains. By design, DeFi provides anonymity, which can allow malicious and criminal actors to evade traditional financial regulatory tools. Noting that transparency and sensible rules are vital for protecting the financial system from crime, the “Crypto-Asset National Security Enhancement and Enforcement (CANSEE) Act” was introduced. The CANSEE Act would end special treatment for DeFi by applying the same national security laws that apply to banks and securities brokers, casinos and pawn shops, and other cryptocurrency companies like centralized trading platforms. DeFi services would be forced to meet basic obligations, most notably to maintain anti-money laundering programs, conduct due diligence on their customers, and report suspicious transactions to FinCEN.

The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. Compared to the beginning of 2022, the market capitalization of the cryptocurrency industry declined nearly $1.5 trillion. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius, and most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 is expected to draw increased regulatory scrutiny from the U.S. Congress, SEC, and CFTC in 2023 and beyond.

The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets, broadly, and bitcoin, specifically.

Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact and consequently affect the price of bitcoin.

Bitcoin mining activities are inherently energy-intensive and electricity costs account for a significant portion of the overall mining costs. The availability and cost of electricity will restrict the geographic locations of mining activities. High costs of electricity may incentivize miners to redirect their resources to other validation protocols, such a proof-of-stake blockchains, or abandon their validation activities entirely. A significant decrease in the computational resources dedicated to the Bitcoin network’s validation protocol could reduce the security of the network which may erode bitcoin’s viability as a store of value or means of exchange. In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for bitcoin mining activities or government measures restricting or prohibiting the use of electricity for bitcoin mining activities. Any such developments could lower the demand for bitcoin and have a material and adverse effect on the price of bitcoin.

Concerns have been raised about the electricity required to secure and maintain digital asset networks. For example, as of November 30, 2023, over 442 million tera hashes were performed every second in connection with mining on the Bitcoin network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.

Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin network by making it easier for a malicious actor or botnet to manipulate the Bitcoin network. If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security of a digital asset network, including the Bitcoin network, and consequently adversely impact the value of the Shares.

In addition, because of the high energy usage required for bitcoin mining, bitcoin may be subject to regulation stemming from energy usage and/or climate concerns. For example, as of December 31, 2022, approximately 245 million tera hashes are performed every second in connection with mining on the Bitcoin network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. The operations of the Bitcoin network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations. A number of states and countries have adopted, or are considering the adoption of, regulatory frameworks to impede bitcoin mining and/or bitcoin use more broadly. For example, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts. New York State recently failed to pass a bill that would place a moratorium on mining operations for proof-of-work blockchains such as bitcoin. Depending on how futures regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

As technology advances, miners may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the bitcoin mining population could adversely affect the bitcoin network.

Due to the increasing demand for digital asset mining hardware, miners may be unable to acquire the proper mining equipment or suitable amount of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a digital asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the bitcoin market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of bitcoin and the value of the Trust.

If the Bitcoin network is used to facilitate illicit activities, businesses that facilitate transactions in bitcoin could be at increased risk of criminal or civil lawsuits, or of having services cut off, which could negatively affect the price of bitcoin and the value of the Shares.

Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities. If the Bitcoin network is used to facilitate illicit activities, businesses that facilitate transactions in bitcoin could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and bitcoin could be removed from digital asset trading platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the Bitcoin network is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the Bitcoin network and/or adversely affect the price of bitcoin, the attractiveness of the Bitcoin network and an investment in the Shares of the Trust.

When the Trust and the Sponsor, acting on behalf of the Trust, sell or deliver, as applicable, bitcoin, they generally do not transact directly with counterparties other than the Authorized Participant or other similarly eligible financial institutions that are subject to federal and state licensing requirements and maintain practices and policies designed to comply with AML and KYC regulations. When an Authorized Participant sources bitcoin in connection with the creation of the Shares, it directly faces its counterparty and, in all instances, the Authorized Participant follows policies and procedures designed to ensure that it knows the identity of its counterparty. The Authorized Participants are registered broker-dealers or other securities market participants, such as banks or other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and therefore subject to AML and countering the financing of terrorism obligations under the Bank Secrecy Act as administered by FinCEN and further overseen by the SEC and FINRA.

In accordance with its regulatory obligations, the Authorized Participant conducts customer due diligence and enhanced due diligence on its counterparties, which enables it to determine each counterparty’s AML and other risks and assign an appropriate risk rating. As part of its counterparty onboarding process, the Authorized Participant uses third-party services to screen prospective counterparties against various watch lists, including the Specially Designated Nationals List of the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) and countries and territories identified as non-cooperative by the Financial Action Task Force. If the Sponsor, the Trust, or the Authorized Participant were nevertheless to transact with such a sanctioned entity, the Sponsor, the Trust, and the Authorized Participant would be at increased risk of potential criminal or civil lawsuits.

Future and current regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.

The regulation of bitcoin and related products and services continues to evolve, may take many different forms and will, therefore, impact bitcoin and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of bitcoin’s status as not being a security, changes to regulations surrounding bitcoin futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over bitcoin, the Bitcoin network, bitcoin trading, or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and therefore may have an adverse effect on the value of your investment in the Trust.

Bitcoin and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including bitcoin. The effect of any existing regulation or future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect bitcoin, particularly with respect to bitcoin spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of bitcoin, and, in turn, the value of the Shares.

Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which bitcoin is treated. While the SEC has not officially affirmed that bitcoin is not a security under U.S. federal securities laws, public statements by senior officials at the SEC, including a June 2018 speech by the director of the SEC’s division of Corporation Finance, indicate that such officials do not believe that bitcoin is a security. Such statements are not official policy statements by the SEC and reflect only the speaker’s views, which are not binding on the SEC or any other agency or court. If bitcoin is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for bitcoin’s utility as a means of exchange and accordingly for its continued adoption. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Specifically, the Trust and the Sponsor may be subject to additional regulatory requirements including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

The SEC has not asserted regulatory authority over bitcoin or trading or ownership of bitcoin and has not expressed the view that bitcoin should be classified or treated as a security for purposes of U.S. federal securities laws. In fact, senior members of the staff of the SEC have expressed the view that bitcoin is not a security under the federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. The SEC also has determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including bitcoin. Finally, the SEC’s Division of Examinations (“Examinations”) has stated that digital assets are an examination priority. In particular, Examinations has expressed its intent to focus its examination on portfolio management of digital assets, safety of client funds and assets, pricing and valuation of client portfolios, compliance and internal controls, and supervision of employee outside business activities.

The CFTC has regulatory jurisdiction over the bitcoin futures markets. In addition, because the CFTC has determined that bitcoin is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for bitcoin. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving bitcoin that do not utilize collateral, leverage, or financing. The National Futures Association (“NFA”) is the self-regulatory agency for the U.S. futures industry, and as such has jurisdiction over bitcoin futures. However, the NFA does not have regulatory oversight authority for the cash or spot market for bitcoin trading or transactions.

Bitcoin may also be subject to regulation in foreign jurisdictions, the effect of any such regulation which is unknown.

Bitcoin and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including bitcoin. The effect of any existing regulation or future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect bitcoin, particularly with respect to bitcoin exchanges, trading venues and service providers that fall within such jurisdictions’ regulatory scope. On May 21, 2021, Chinese Vice Premier Liu He and the State Council issued a statement aiming to crackdown on bitcoin mining in China. Over the subsequent weeks, multiple regions began to shut down mining operations, including what was estimated to be the three largest Chinese mining regions in Xinjiang, Sichuan, and Inner Mongolia. This resulted in a material decrease in the global bitcoin hash rate. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of bitcoin, and, in turn, the value of the Shares.

Risks Associated with Bitcoin Trading Markets

The Trust is subject to risks due to its concentration in a single asset: bitcoin. Any losses suffered as a result of a decrease in the value of bitcoin or disruption of the bitcoin trading markets, generally, can be expected to reduce the value of the Shares and will not be offset by other gains if the Trust were to invest in other assets.

Unlike certain funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset: bitcoin. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin and the bitcoin trading market. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of individual bitcoin or disruption of the bitcoin trading markets, generally, can be expected to reduce the value of the Shares and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The value of the Shares relates directly to the value of the bitcoin held by the Trust and fluctuations in the price of bitcoin could materially and adversely affect an investment in the Shares.

The investment objective of the Trust to provide exposure to the value of the Trust’s bitcoin holdings, less the Trust’s liabilities (including estimated accrued expenses). The price of bitcoin has fluctuated widely and may continue to experience significant price fluctuations.

Several factors may affect the price of bitcoin, including:

●	Global bitcoin supply, which is estimated at 19.25 million as of January 10, 2023;

●	Global bitcoin demand, which is influenced by such factors as purchases made by speculative investors, acceptance of bitcoin by online merchants as a payment mechanism, purchases of bitcoin made by individuals for transactional purposes, and expectations regarding the future value of bitcoin and the ability to easily buy, sell and use bitcoin without regulatory interference;

●	Global or regional political, economic or financial events and situations;

●	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin, and digital asset and currency exchange rates;

●	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin, and digital asset and currency exchange rates;

●	The liquidity, solvency, security and withdrawal policies of digital asset trading platforms;

●	Manipulative trading activity on digital asset trading platforms, which, in many cases, are unregulated;

●	Investment and trading activities of hedge funds and other large bitcoin investors;

●	A “short squeeze” resulting from speculation on the price of bitcoin, if aggregate short exposure exceeds the number of Shares available for purchase;

●	An active derivatives market for bitcoin or for digital assets generally;

●	Forks in the Bitcoin network;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations, and any restrictions on the use of bitcoin as a form of payment or the ability to purchase and sell bitcoin in trading markets;

●	Regulatory measures, if any, that restrict the ability to buy, sell or hold bitcoin or use bitcoin as a form of payment;

●	Increased competition from other forms of digital assets or payments services;

●	Transaction costs relating to the acquisition and transfer of bitcoin; and

●	Global or regional political, economic or financial events and situations.

If bitcoin markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of bitcoin is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long-term, your Shares may never generate a profit, since bitcoin markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that bitcoin will maintain its long-term value in terms of future purchasing power. In the event that the price of bitcoin declines, the Sponsor expects the value of an investment in the Shares to decline.

The platforms on which users trade bitcoin are relatively new and, in some cases, largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Over the past several years, a number of bitcoin trading platforms have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. Particularly for operators outside of the U.S., bitcoin trading platforms are not regulated in ways similar to national securities exchanges and other highly-regulated trading environments. As a result, capital requirements, clearing infrastructure and technical and operational security requirements may vary. The nature of the assets held at bitcoin trading platforms makes them appealing targets for hackers and a number of bitcoin trading platforms have been victims of cybercrimes. In many of these instances, the customers of such bitcoin trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such trading platforms. No bitcoin trading platform is immune from these risks.

While the Trust itself does not buy or sell bitcoin on bitcoin trading platforms, certainty in bitcoin trading markets may impact the Trust’s operation and the value of the Shares. Negative perception, a lack of stability in the bitcoin trading markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin network and result in greater volatility in the prices of bitcoin. Furthermore, the closure or temporary shutdown of a bitcoin trading platform used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its net asset value (“NAV”) on a daily basis. These potential consequences of such a bitcoin trading platform’s failure could adversely affect the value of the Shares. Further, the failure of the bitcoin market, major bitcoin trading platforms or any other major component of the overall bitcoin ecosystem can have a direct adverse effect on the liquidity and price of bitcoin and could therefore have a negative impact on the performance of the Trust.

The value of bitcoin may be subject to momentum pricing whereby the current bitcoin price may account for speculation regarding future appreciation in value. Momentum pricing may result in greater volatility and adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making more volatile the price of bitcoin. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in the price of bitcoin, which could adversely affect an investment in the Shares.

Risk Factors Related to the Bitcoin Exchange Market

The value of the Shares relates directly to the value of the bitcoins held by the Trust and fluctuations in the price of bitcoins could materially and adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of bitcoins, as measured by the Index, and the value of the Shares relates directly to the value of the bitcoins held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses). The Index is an independently calculated value based on an aggregation of executed trade flow of major bitcoin spot exchanges (“Bitcoin Exchanges” and the general market environment of Bitcoin Exchanges, the “Bitcoin Exchange Market”). The price of bitcoins has fluctuated widely over the past several years and may continue to experience significant price fluctuations. Several factors may affect the Bitcoin Index Price, including, but not limited to:

●	Total bitcoins in existence (estimated at approximately 19.25 million as of January 1, 2023);

●	Global bitcoin demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of bitcoins as payment for goods and services, the security of online Bitcoin Exchanges and digital wallets that hold bitcoins, the perception that the use and holding of bitcoins is safe and secure, the lack of regulatory restrictions on their use and the reputation of bitcoins for illicit use;

●	Global bitcoin supply, which is influenced by similar factors as global bitcoin demand, in addition to fiat currency needs by miners (for example, to invest in equipment or pay electricity bills) and taxpayers who may liquidate bitcoin holdings around tax deadlines to meet tax obligations;

●	Investors’ expectations with respect to the rate of inflation of fiat currencies;

●	Investors’ expectations with respect to the rate of deflation of bitcoin;

●	Interest rates;

●	Currency exchange rates, including the rates at which bitcoins may be exchanged for fiat currencies;

●	Fiat currency withdrawal and deposit policies of Bitcoin Exchanges and liquidity of such Bitcoin Exchanges;

●	Interruptions in service from or failures of major Bitcoin Exchanges;

●	Cyber theft of bitcoins from online bitcoin wallet providers, or news of such theft from such providers, or from individuals’ bitcoin wallets;

●	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in bitcoins;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

●	Regulatory measures, if any, that restrict the use of bitcoins as a form of payment or the purchase of bitcoins on the Bitcoin Exchange Market;

●	The availability and popularity of businesses that provide bitcoin-related services;

●	The maintenance and development of the open-source software protocol of the Bitcoin Network;

●	Increased competition from other forms of cryptocurrency or payments services;

●	Global or regional political, economic or financial events and situations;

●	Expectations among Bitcoin economy participants that the value of bitcoins will soon change; and

●	Fees associated with processing a bitcoin transaction.

If bitcoin markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of bitcoins is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long-term, your Shares may never generate a profit, since bitcoin markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that bitcoins will maintain their long-term value in terms of future purchasing power or that the acceptance of bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of bitcoins declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Due to the unregulated nature and lack of transparency surrounding the operations of Bitcoin Exchanges, the marketplace may lose confidence in Bitcoin Exchanges, upon which the Trust is dependent.

Bitcoin Exchanges are relatively new and, in some cases, unregulated. Furthermore, while many prominent Bitcoin Exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many Bitcoin Exchanges do not provide this information. As a result, the marketplace may lose confidence in Bitcoin Exchanges, including prominent exchanges that handle a significant volume of Bitcoin trading.

For example, in 2019 there were reports claiming that 80-95% of Bitcoin trading volume on Bitcoin Exchanges was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the U.S. Such reports may indicate that the Bitcoin Exchange Market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the Bitcoin Exchange Market than is commonly understood. Nonetheless, any actual or perceived false trading in the Bitcoin Exchange Market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Bitcoin and/or negatively affect the market perception of Bitcoin.

In addition, over the past several years, some Bitcoin Exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest Bitcoin Exchanges could be subject to abrupt failure with consequences for both users of Bitcoin Exchanges and the Bitcoin industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of Bitcoin withdrawals from Mt. Gox, the value of one Bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014.

Additionally, in January 2015, Bitstamp announced that approximately 19,000 Bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 Bitcoins worth around $78 million were stolen from Bitfinex, a large Bitcoin Exchange. The value of Bitcoin immediately decreased over 10% following reports of the theft at Bitfinex and the Shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct Bitcoin Exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. Most recently in May 2019, one of the world’s largest Bitcoin Exchanges, Binance, was hacked, resulting in losses of approximately $40 million. Further, in November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. Various claims and issues related to FTX have not yet been resolved.

Bitcoin trading venues that are regulated typically must comply with minimum net worth, cybersecurity, and anti-money laundering requirements, but are not typically required to protect customers to the same extent as regulated securities exchanges or futures exchanges.

Some academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain bitcoin exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

Furthermore, many bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of bitcoin on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. The lack of certain safeguards also may permit “front-running” (trading by other persons ahead of the Trust with the intention of obtaining better results than the Trust). Such trading could occur in the event that an individual associated with a trading venue uses information regarding the Trust’s trading activity to the detriment of the Trust. In addition, the lack of trading safeguards may permit “wash-trading” (sales of bitcoin by the Trust for a loss followed by repurchases of bitcoin that, under IRS rules, may prevent the Trust from claiming a tax loss on the sale of bitcoin).

Operational problems or failures by bitcoin trading venues and fluctuations in bitcoin prices may reduce confidence in these venues or in bitcoin generally, which could adversely affect the price of bitcoin and therefore adversely affect an investment in the Shares.

Negative perception, a lack of stability in the Bitcoin Exchange Markets and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in the prices of Bitcoin. Furthermore, the closure or temporary shutdown of a Bitcoin Exchange used in calculating the Bitcoin Index Price may result in a loss of confidence in the Trust’s ability to determine its Bitcoin Holdings on a daily basis or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares. These potential consequences of such a Bitcoin Exchange’s failure could adversely affect the value of the Shares.

Since there is no limit on the number of bitcoins that the Trust may acquire, the Trust itself, as it grows, may have an impact on the supply and demand of bitcoins that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for bitcoins.

The Trust Agreement places no limit on the number of bitcoins the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and therefore acquire an unlimited number of bitcoins in existence at any point in time. The global market for bitcoins is characterized by supply and demand constraints that generally are not present in the markets for commodities or other assets such as gold and silver. The Bitcoin Network’s mathematical protocols under which bitcoins are created or “mined” permit the creation of a limited, predetermined number of bitcoins not to exceed 21 million. Furthermore, the rate of creation or issuance of bitcoins cannot be increased ahead of the protocol’s schedule. As of April 28, 2017, approximately 16.30 million bitcoins had been created.

If the number of bitcoins acquired by the Trust is large enough relative to global bitcoin supply and demand, further creations and redemptions of Shares could have an impact on the supply of and demand for bitcoins in a manner unrelated to other factors affecting the global market for bitcoins. Such an impact could affect the Bitcoin Index Price, which would directly affect the price at which Shares are traded on Nasdaq or the price of future Baskets created or redeemed by the Trust.

The Shares may trade at a discount or premium in the trading price relative to the Trust’s Bitcoin Holdings per Share as a result of non-concurrent trading hours between Nasdaq and the Bitcoin Exchange Market.

The value of a Share may be influenced by non-concurrent trading hours between Nasdaq and various Bitcoin Exchanges, including those that are included within Index’s methodology. While Nasdaq is open for trading in the Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace; however, trading volume and liquidity on the Bitcoin Exchange Market is not consistent throughout the day and Bitcoin Exchanges, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and DDoS Attacks and other reasons. As a result, during periods when Nasdaq is open but large Bitcoin Exchanges (or a substantial number of smaller Bitcoin Exchanges) are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the Trust’s Bitcoin Holdings per Share. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

If bitcoin prices on the Bitcoin Exchange Market move negatively during hours when Nasdaq is closed, trading prices on Nasdaq may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between Nasdaq and various Bitcoin Exchanges, including those that represent components of the Index. While Nasdaq is open for trading in the Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace. During periods when Nasdaq is closed but Bitcoin Exchanges are open, significant changes in the price of bitcoin on the Exchange Market could result in a difference in performance between the value of bitcoins as measured by the Index and the most recent Bitcoin Holdings per Share or closing trading price. To the extent that the price of bitcoin on the Exchange Market, and the value of bitcoins as measured by the Index, moves significantly in a negative direction after the close of Nasdaq, the trading price of the Shares may “gap” down to the full extent of such negative price shift when Nasdaq reopens. To the extent that the price of bitcoin on the Exchange Market drops significantly during hours Nasdaq is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

Bitcoin Exchanges are subject to the risk of fraud and manipulation.

The bitcoin market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of bitcoin on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset exchanges, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the bitcoin market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the bitcoin network and trading platforms; (4) malicious control of the Bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin, new sources of demand for bitcoin) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether, the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at bitcoin trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

Bitcoin Exchanges may be exposed to front-running.

Bitcoin exchanges on which bitcoin trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Bitcoin Exchanges may be exposed to wash trading.

Bitcoin exchanges on which bitcoin trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

To the extent that wash trading either occurs or appears to occur in bitcoin exchanges on which bitcoin trades, investors may develop negative perceptions about bitcoin and the digital assets industry more broadly, which could adversely impact the price bitcoin and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin or other digital currencies, commodity or currency exposure or to speculate on the price of bitcoins. Speculation on the price of bitcoins may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of bitcoins.

Purchasing activity in the Bitcoin Exchange Market associated with Basket creations or redemptions may affect the Bitcoin Index Price and Share trading prices, adversely affecting an investment in the Shares.

Purchasing activity associated with acquiring bitcoins with proceeds received by the Trust in connection with the creation of Baskets may increase the market price of bitcoins on the Bitcoin Exchange Market, which will result in higher prices for the Shares. Increases in the market price of bitcoins may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of bitcoins that may result from increased purchasing activity of bitcoins connected with the issuance of Baskets. Consequently, the market price of bitcoins may decline immediately after Baskets are created.

Selling activity associated with sales of bitcoins withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of bitcoins on the Bitcoin Exchange Market, which will result in lower prices for the Shares. Decreases in the market price of bitcoins may also occur as a result of the selling activity of other market participants. If the Bitcoin Index Price declines, the trading price of the Shares will generally also decline.

An investment in the Shares may be adversely affected by competition from other methods of investing in bitcoins.

The Trust competes with direct investments in bitcoins and other potential financial vehicles, possibly including securities backed by or linked to bitcoins and digital currency financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in bitcoins directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The Bitcoin Index Price may be affected by the sale of other digital currency financial vehicles that invest in and track the price of bitcoins.

To the extent digital currency financial vehicles other than the Trust tracking the price of bitcoins are formed and represent a significant proportion of the demand for bitcoins, large redemptions of the securities of these digital currency financial vehicles, or private funds holding bitcoins, could negatively affect the Bitcoin Index Price, the Trust’s Bitcoin Holdings and the price of the Shares.

The impact of geopolitical or economic events on the supply and demand for bitcoins is uncertain, but could motivate large-scale sales of bitcoins, which could result in a reduction in the Bitcoin Index Price and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in the Bitcoin Index Price and could adversely affect an investment in the Shares.

Demand for bitcoins is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoins could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoins, which could have a negative impact on the price of bitcoins and adversely affect an investment in the Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2019, Bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, as of December 31, 2019, there were over 5,000 alternative digital assets tracked by CoinMarketCap.com, having a total market-capitalization of approximately $190.9 billion (including the approximately $130.4 billion market cap of Bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets could have a negative impact on the demand for, and price of, Bitcoin and thereby adversely affect an investment in the Shares.

Investors may invest in Bitcoin through means other than the Shares, including through direct investments in Bitcoin and other potential financial vehicles, possibly including securities backed by or linked to Bitcoin and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in Bitcoin directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of Bitcoin are formed and represent a significant proportion of the demand for Bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding Bitcoin, could negatively affect the Bitcoin Index Price, the Bitcoin Holdings, the price of the Shares, the NAV and the NAV per Share.

Risk Factors Related to the Trust and the Shares

As the Sponsor and its management have no meaningful history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor was formed to be the Sponsor of the Trust and has no meaningful history of past performance in managing investment vehicles like the Trust. The past performances of the Sponsor’s management in other investment vehicles, including their experiences in the Bitcoin and venture capital industries, are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The value of the Shares could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares and storage of the bitcoins have been developed specifically for this product. There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have an adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Shares may trade at a price which is at, above or below the Trust’s Bitcoin Holdings per Share and any discount or premium in the trading price relative to the Trust’s Bitcoin Holdings per Share may widen as a result of non-concurrent trading hours.

The Shares may trade on Nasdaq at, above or below the Trust’s Bitcoin Holdings per Share. The Trust’s Bitcoin Holdings per Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the Trust’s Bitcoin Holdings per Share as well as market supply and demand. The price difference may be due, in large part, to the fact that supply and demand forces at work in the public trading market for Shares are closely related, but not identical, to the same forces influencing the Bitcoin Index Price. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to the public trading price per Share.

Authorized Participants, or their clients or customers, may have an opportunity to participate directly in the spot markets and they may profit in these instances if they can create a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the Bitcoin Holdings per Share closely over time. Such arbitrage opportunities will not be available to Shareholders who are not Authorized Participants.

The Trust is a passive investment vehicle. The Trust is not actively managed and will be affected by a general decline in the price of bitcoin.

The Sponsor does not actively manage the bitcoin held by the Trust. This means that the Sponsor does not sell bitcoin at times when its price is high, or acquire bitcoin at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional bitcoin investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of the Shares.

If Authorized Participants are able to purchase or sell large aggregations of bitcoins in the open market at prices that are different than the Bitcoin Index Price, the arbitrage mechanism intended to keep the price of the Shares closely linked to the Bitcoin Index Price may not function properly and the Shares may trade at a discount or premium to the Bitcoin Holdings per Share.

The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the Bitcoin Index Price may not function properly if Authorized Participants are able to purchase or sell large aggregations of bitcoins in the open market at prices that are materially higher or lower than the Bitcoin Index Price. Authorized Participants may purchase or sell bitcoins on public or private markets not included among the Bitcoin Exchanges included in the Index, and such transactions may take place at prices materially higher or lower than the Bitcoin Index Price. Furthermore, while the Index provides a reference rate for the price of bitcoin by identifying the principal exchange of bitcoin at any given time, the prices on each individual Bitcoin Exchange are not necessarily equal to the value of a bitcoin as represented by the Index.

Although the average price variance between the Bitcoin Index Price and the price of bitcoins on the Bitcoin Exchanges, both individually and as a group, has historically been immaterial, the price of bitcoins on an individual Bitcoin Exchange has historically, and could in the future, be materially higher or lower than the Bitcoin Index Price. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of bitcoins. To the extent such prices differ materially from the Bitcoin Index Price, the price of the Shares may no longer track, whether temporarily or over time, the Bitcoin Index Price, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoins and the Bitcoin Index Price.

If the processes of creation and redemption of Baskets encounter any unanticipated difficulties, the opportunities for arbitrage transactions intended to keep the price of the Shares closely linked to the Bitcoin Index Price may not exist and, as a result, the price of the Shares may fall.

If the creation and redemption of the Shares (which depend on timely transfers of bitcoin and cash to and from the custody accounts maintained by the Custodian and Cash Custodian) encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoins may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the Bitcoin Index Price and may fall.

The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of bitcoin, wide spreads between prices quotes on different bitcoin trading platforms, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded bitcoin futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares.

Under the Trust Agreement, the Sponsor may suspend or reject creation or redemption orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the underlying bitcoins, as measured using the Bitcoin Index Price. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the Bitcoin Index Price and may fall.

Furthermore, the placement of in-cash creation and redemption orders require additional administrative steps as compared to in-kind creation and redemption orders, which could hinder arbitrage opportunities for in-cash creation and redemption orders. The Sponsor, Administrator or Marketing Agent’s failure to quickly execute such administrative steps could cause a delay in the execution of an Authorized Participant’s order, which could hinder an Authorized Participant’s ability to arbitrage the difference between the Bitcoin Index Price and the price of the Shares, thereby impacting an Authorized Participant’s ability to keep the price of the Shares closely linked to the Bitcoin Index Price. See “Description of Creation and Redemption of Shares.”

The Trust could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.

The Bitcoin Account has been designed specifically to provide security for the Trust’s assets, and may be expanded, updated and altered from time to time. Any effort to expand, update or alter the security system is likely to be complex, and unanticipated delays in the completion of these projects may lead to unanticipated project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of the Bitcoin Account or with an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the Trust has utilized the infrastructure. Any issues relating to the performance and effectiveness of the security procedures used by the Trust and the Custodian to protect the Bitcoin Account, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs (together, the “Security Procedures”), may have an adverse impact on an investment in the Shares.

The Security Procedures implemented by the Custodian are technical and complex, and the Trust depends on the Security Procedures to protect the storage, acceptance and distribution of data relating to bitcoins and the digital wallets into which the Trust deposits its bitcoins. The Security Procedures may not protect against all errors, software flaws (i.e., bugs) or vulnerabilities. Defects in the Security Procedures may only be discovered after a failure in the Custodian’s safekeeping and storage of the Trust’s bitcoins.

It is not uncommon for businesses in the bitcoin space to experience large losses due to fraud and breaches of their security systems. For example, in September 2015, the global bitcoin payment agent, BitPay, lost approximately $1.8 million of bitcoins due to a hacker’s fraudulent impersonation of BitPay’s CFO, whereby the hacker was able to access the CFO’s email account and successfully request BitPay’s custodian to transfer funds.

Furthermore, the Trust’s private keys required to transfer the Trust’s bitcoins are stored in vaults located across the world, including but not limited to the United States, Europe, including Switzerland, and South America, which could be subject to (i) hostile regulatory treatment of bitcoin, (ii) unforeseen social, economic or political unrest and (iii) natural or man-made disaster. For example, one of the Custodian’s vaults is located in a South American country that could be considered to have an elevated risk of hostile regulatory treatment and social, economic or political unrest, including high rates of inflation and general economic mismanagement. If a vault were compromised, it could cause a possible delay in operations of up to 72 hours which could have a negative impact on the value of the Shares.

The Trust’s and the Custodian’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s bitcoins.

Bitcoin Exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard client accounts. While the Sponsor believes the Security Procedures in place have been reasonably designed to safeguard the Trust’s bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based upon known technology and threats. As technological change occurs, the security threats to the Trust’s bitcoins will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Trust or the Custodian is unable to identify and mitigate or stop new security threats, the Trust’s bitcoins may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Security threats to the Bitcoin Account could result in the halting of Trust operations, the suspension of redemptions, and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the Trust’s business operations or result in loss of the Trust’s assets. Any breach of the Trust’s infrastructure could result in damage to the Trust’s reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, the Sponsor believes that, as the Trust’s assets grow, it may become a more appealing target for security threats such as hackers and malware.

The Sponsor believes that the Security Procedures that the Sponsor and Custodian utilize are reasonably designed to safeguard the Trust’s bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the Security Procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust, absent gross negligence, willful misconduct or bad faith on the part of the Sponsor, the Custodian or their agents.

The Security Procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor or Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Bitcoin Account, private keys, data or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of the Custodian or the Sponsor to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the Bitcoin Account occurs, the market perception of the effectiveness of the Trust could be harmed, which could result in a reduction in the price of the Shares.

In the event of a security breach of the Bitcoin Account, the Trust may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of each of which could result in a reduction in the price of the Shares.

A loss of confidence or breach in the Trust’s security and technology policies may adversely affect the Trust and the value of an investment in the Shares.

The Trust, Sponsor, Custodian and each of their agents will take measures to protect the Trust and its bitcoins from unauthorized access, damage or theft. However, it is possible that the Security Procedures in place may not prevent the improper access to, or damage or theft of the Trust’s bitcoins. A security breach could harm the Trust’s reputation or result in the loss of some or all of the Trust’s bitcoins, which represent the Trust’s only asset. A resulting perception that the Security Procedures do not adequately protect the Trust’s bitcoins could result in a loss of current or potential Shareholders, reducing demand for, and price of, the Shares.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Shares.

Bitcoin transactions are not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer of bitcoins or a theft of bitcoins generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoins will regularly be made to or from the Bitcoin Account, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoins could be transferred from the Trust Custody Account in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

For example, in September 2014, the Chinese bitcoin exchange Huobi announced that it had sent approximately 900bitcoins and 8,000 litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers, although it claimed that many customers returned the bitcoins and litecoins. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s bitcoins through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Trust bitcoins. The Trust will also be unable to convert or recover Trust bitcoins transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect an investment in the Shares.

The Trust’s bitcoins may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Trust’s bitcoins could be lost, stolen or destroyed. The Sponsor believes that the Trust’s bitcoins held in the Bitcoin Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoins. Although the Custodian uses Security Procedures with various elements, neither the Custodian nor the Sponsor can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to the Trust’s bitcoins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent, Administrator and Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoins for which no person is liable.

Shareholders’ recourse against the Trust, Trustee, Custodian and Sponsor under New York law governing their custody operations is limited. Similarly, the Shareholders’ recourse against the Sponsor, the Transfer Agent and the Administrator for the services they provide to the Trust, including those relating to the provision of instructions relating to the movement of bitcoins, is limited. Consequently, a loss may be suffered with respect to the Trust’s bitcoins for which no person is liable in damages. Further, there is no third-party insurance to cover any loss that may be suffered with respect to the Trust’s bitcoins.

Bitcoins held by the Trust are not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s bitcoins represented by Shares in the Trust are not insured directly by the Trustee or the Sponsor.

The Custodian’s limited liability under the Custody Agreement may impair the ability of the Trust to recover losses relating to its bitcoins and any recovery may be limited, even in the event of fraud, to the market value of the bitcoins at the time the fraud is discovered.

Under the Custody Agreement, the Custodian’s liability is limited to the greater of (i) the market value of the Custodial Coins at the time the events giving rise to the liability occurred and (ii) the fair market value of the Custodial Coins at the time that the Custodian notifies the Sponsor or Trustee in writing, or the Sponsor or the Trustee otherwise has actual knowledge of the events giving rise to the liability.

In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Trust Agreement or any Authorized Participant Self-Administered Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. The Custodian will also not be liable for any system failure or third-party penetration of the Bitcoin Account, unless such system failure or third-party penetration is the result of gross negligence, bad faith or willful misconduct on the part of the Custodian. As a result, the recourse of the Trust or the Shareholder, under New York law, is limited.

The Trust may not have adequate sources of recovery if its bitcoins are lost, stolen or destroyed.

If the Trust’s bitcoins are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

If the Custody Agreement is terminated or the Custodian fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s bitcoins, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Custodian to operate. The Custodian performs essential functions in terms of safekeeping the Fund’s bitcoin in the Vault Balance. If the Custodian fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Creation Units, which could force the Trust to liquidate or adversely affect the price of the Shares.

On March 22, 2023, Coinbase and the Custodian’s parent company, Coinbase Global Inc. (together, the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase’s violations of the Exchange Act to the same extent as Coinbase. The SEC’s complaint against the Relevant Coinbase Entities does not allege that bitcoin is a security nor does it allege that Coinbase’s activities involving bitcoin caused the alleged registration violations, and the Custodian was not named as a defendant. The SEC’s complaint seeks a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. Coinbase could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If Coinbase were to be required or choose as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Custodian is not named in the complaint, if Coinbase Global, as the parent of the Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

If the Custody Agreement is terminated, the Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s bitcoin or as the Trust’s prime broker under the same terms as the current Custody Agreement or at all. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime broker, the Sponsor may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custody Agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime broker, its operations could be adversely affected.

The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on Nasdaq terminates its Participant Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the market price of, and an investment in, the Shares.

There is no guarantee that an active trading market for the Shares will continue to develop.

There can be no assurance an active trading market of the Shares will develop on Nasdaq. The Sponsor may elect to terminate the Trust if it determines, in its sole discretion, that the Trust is not an economically viable size, i.e., if the Trust fails to raise sufficient revenue to cover the costs associated with launching and maintaining the Trust, which could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

To the extent that Nasdaq halts trading in the Shares, whether on a temporary or permanent basis, investors may not be able to buy or sell Shares, thus adversely affecting an investment in the Shares. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the Bitcoin Index Price is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s bitcoins are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the Bitcoin Index Price were higher at the time of sale. See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of a the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Shareholder could successfully assert a derivative action.

The Administrator is solely responsible for determining the value of the bitcoins, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Administrator will determine the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share on a daily basis as soon as practicable after 4:00 p.m., New York time on each business day. The Administrator’s determination is made utilizing data from the Custodian’s operations and the Bitcoin Index Price, calculated at 4:00 p.m., New York time on such day. To the extent that the Trust’s Bitcoin Holdings or Bitcoin Holdings per Share are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed the Sponsor-assumed Fees, which are certain operational and periodic expenses of the Trust. See “Activities of the Trust—Trust Expenses.” Extraordinary expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid through the sale of the Trust’s bitcoins. Because the Trust does not generate any income, every time that it delivers bitcoins to the Sponsor for the Sponsor’s Fee or sells bitcoins for the Additional Trust Expenses, the number of bitcoins represented by each Share will gradually decrease over time. In addition, the Sponsor may, in its sole discretion, increase the Sponsor’s Fee or decrease the Sponsor-paid Expenses which could result in a greater decline in the number of bitcoins that the Trust holds. Such an increase in the Sponsor’s Fee or decrease in the Sponsor-paid Expenses could occur if the expenses of the Trust materially increase. Alternatively, the Sponsor could choose to decrease the Sponsor’s Fee in response to competitive pressures from other digital currency financial vehicles similar to the Trust. The Sponsor will balance such competitive pressures and the costs that it incurs in acting as Sponsor for the Trust when determining the Sponsor’s Fee. The Sponsor has no current intention of increasing or decreasing the Sponsor’s Fee or modifying the terms of the Trust Agreement related to Sponsor-paid Expenses, and there are no specific circumstances under which the Sponsor has determined it would do so.

The Trust’s delivery or sale of bitcoins to pay expenses or other operations of the Trust could result in Shareholders incurring tax liability without an associated distribution from the Trust.

Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery of bitcoins by the Trust to pay the Sponsor’s Fee or other expenses and each sale of bitcoins by the Trust to pay Additional Trust Expenses will be a taxable event to Shareholders. Thus, the Trust’s payment of expenses could result in Shareholders’ incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares. See “U.S. Federal Income Tax Consequences.”

If the Trust incurs extraordinary expenses in U.S. Dollars, the Trust will sell bitcoins to pay these expenses. The sale of the Trust’s bitcoins to pay expenses at a time of low bitcoin prices could adversely affect the value of the Shares.

The Sponsor will sell bitcoins held by the Trust to pay Trust expenses not assumed by the Sponsor on an as-needed basis, irrespective of then-current bitcoin prices on the Bitcoin Exchange Market. The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the price of bitcoins. Consequently, if the Trust incurs expenses in U.S. Dollars, the Trust’s bitcoins may be sold at a time when the bitcoin prices on the Bitcoin Exchange Market are low, resulting in a negative impact on the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent, the Administrator or the Custodian under the Trust Documents.

Under the Trust Documents, each of the Sponsor, the Trustee, the Transfer Agent, the Administrator and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent, the Administrator or Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Trust’s Bitcoin Holdings and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding bitcoins; however, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Additional Trust Expenses and be borne by the Trust through the sale of the Trust’s bitcoins. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate the Trust’s bitcoins. As a result, an intellectual property rights claim against the Trust could adversely affect an investment in the Shares.

Risk Factors Related to the Regulation of the Trust and the Shares

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Regulatory changes or actions may alter the nature of an investment in the Shares or restrict the use of bitcoins or the operation of the Bitcoin Network or the Bitcoin Exchange Market in a manner that adversely affects an investment in the Shares.

As bitcoins have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have been examining the Bitcoin Network, bitcoin users and the Bitcoin Exchange Market, with particular focus on the extent to which bitcoins can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold bitcoins for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by bitcoins to investors. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

In 2013 guidance, FinCEN took the position that any administrator or exchanger of convertible digital currencies, including bitcoins, must register with FinCEN as a money transmitter and must comply with the anti-money laundering regulations applicable to money transmitters. FinCEN subsequently issued several interpretive letters clarifying which entities would be considered administrators or exchangers and which would be considered mere “users” not subject to registration. The requirement that bitcoin exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoins and therefore may adversely affect their price.

In 2015, the NYDFS finalized a rule that requires most businesses involved in digital currency business activity in or involving New York, excluding merchants and consumers, to apply for a license, commonly known as a BitLicense, from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in digital currency business activity. Other states have considered regimes similar to the BitLicense (for example, a bill in California would have imposed a similar regime, although the bill was shelved), or have required digital currency businesses to register with their states as money transmitters, such as Washington and Georgia, which results in digital currency businesses being subject to requirements similar to those of NYDFS’ BitLicense regime. Certain state regulators, such as the Texas Department of Banking, Kansas Office of the State Bank Commissioner and the Illinois Department of Financial and Professional Regulation, have found that mere transmission of bitcoin, without activities involving transmission of fiat currency, does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of digital currency and not its use. The inconsistency in applying money transmitting licensure requirements to certain bitcoin businesses may make it more difficult for bitcoin businesses to provide services, which may affect consumer adoption of bitcoin and its price.

To date, the SEC has not asserted regulatory authority over the Bitcoin Network or bitcoin trading or ownership and has not expressed the view that digital currencies, including bitcoin should be classified or treated as securities for purposes of U.S. federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in the SEC’s recent review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, they have stated that the bitcoin markets are not properly regulated. The SEC asserts that this results in the public markets’ inability to enter into surveillance-sharing agreements that help address concerns regarding fraudulent or manipulative acts and practices.

If the SEC were to determine that bitcoin is a security, the Trust and the Sponsor would be subject to additional regulatory and compliance requirements under U.S. federal securities laws, including the Investment Company Act and, with respect to the Sponsor, the Investment Advisers Act.

The CFTC treats bitcoin and other digital currencies as “commodities” under the CEA, thereby asserting jurisdiction over futures, swaps, and other CFTC-regulated derivatives that reference digital currencies. The CFTC has not, to date, taken the view that bitcoin is a “commodity interest,” which is defined under the CEA to include futures, swaps, and other derivatives based on commodities. Commodity interests are subject to CFTC regulation and thus, if bitcoin were to be deemed a commodity interest by the CFTC, the Trust and the Sponsor would be subject to additional regulatory and compliance requirements under the CEA and CFTC regulations.

To the extent that future regulatory actions or policies limit the ability to exchange bitcoins or utilize them for payments, the demand for bitcoins will be reduced and Authorized Participants may not seek to redeem Redemption Baskets in exchange for redemption proceeds in bitcoins. Furthermore, regulatory actions may limit the ability of end-users to convert bitcoins into fiat currency (for example, U.S. Dollars) or use bitcoins to pay for goods and services. Such regulatory actions or policies would result in a reduction of demand, and in turn, the Bitcoin Index Price and the price of the Shares.

Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network, the Bitcoin Exchange Market and their users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoins by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoins.

Additionally, U.S. state and Federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity. The value of bitcoins could thus be impacted by such adverse publicity.

If regulatory changes or interpretations of an Authorized Participant’s activities require the regulation of an Authorized Participant as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or virtual currency business under state regimes for the licensing of such businesses, an Authorized Participant may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Trust.

To the extent that the activities of an Authorized Participant cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, an Authorized Participant may be required to comply with FinCEN regulations, including those that would mandate an Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant may require it to be licensed as a money transmitter or as a virtual currency business, such as under NYDFS’s BitLicense scheme.

Such additional regulatory obligations may cause the Authorized Participant to incur extraordinary expenses, possibly increasing the levels of the commissions that an Authorized Participant charges its clients in a material and adverse manner. If an Authorized Participant determines not to comply with such additional regulatory and registration requirements, an Authorized Participant may terminate its role as an Authorized Participant of the Trust. Such a termination may decrease the liquidity of the Trust.

Additionally, to the extent an Authorized Participant is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or its Sponsor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Shares.

Banks may not provide banking services, or may cut off banking services, to businesses that provide bitcoin-related services or that accept bitcoin as payment, which could damage the public perception of bitcoin and the utility of bitcoin as a payment system and could decrease the price of bitcoins and adversely affect an investment in the Shares.

A number of companies that provide bitcoin-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to bitcoin-related companies or companies that accept bitcoin for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide bitcoin-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of bitcoin as a payment system and harming public perception of bitcoin or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of bitcoin as a payment system and the public perception of bitcoin could be damaged if banks were to close the accounts of many or of a few key businesses providing bitcoin-related services. This could decrease the price of bitcoins and therefore adversely affect an investment in the Shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.

The United States, China, Russia or other jurisdictions may take regulatory actions in the future that severely restrict the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could subject the Trust or its Sponsor to investigations, civil or criminal fines and penalties, which could harm the reputation of the Trust or its Sponsor, and could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require registration as money service businesses under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as money transmitters or digital currency businesses under state regimes for the licensing of such businesses, the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.

If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the registration of the Trust or Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Trust or Sponsor may be required to register and comply with such regulations. If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense regime) (or equivalent designation) under state law in any state in which the Trust or Sponsor operates, the Trust or Sponsor may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that the Sponsor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Regulatory compliance would include, among other things, implementing anti-money laundering and consumer protection programs. The Sponsor may also decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.

To the extent the Trust or its Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or its Sponsor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Shares. If the Sponsor decides to comply with such additional federal or state regulatory obligations and continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Trust and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money service businesses’ money transmitters and businesses involved in digital currency business activity. If the Sponsor determines not to comply with such requirements, the Sponsor will act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

Regulatory changes or interpretations could cause the Trust and the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoins may be classified by the CFTC as “commodity interests” under the CEA or may be classified by the SEC as “securities” under U.S. federal securities laws. As of the date of this prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoins as a commodity interest or a security. Although several U.S. federal district courts have recently held for certain purposes that bitcoins are currency or a form of money, these rulings are not definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that bitcoins are deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

To the extent that bitcoins are deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and Investment Advisers Act. The Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Shareholders.

The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Sponsor intends to take the position that the Trust will be treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

If the IRS were successful in asserting that the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes, although due to the uncertain treatment of bitcoins for U.S. federal income tax purposes (as discussed below in “U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins”), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to the timing of recognition of gain or loss. In addition, tax information reports provided to Shareholders would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum marginal rate of 21%) on its net taxable income and certain distributions made by the Trust to Shareholders would be taxable as dividends to the extent of the Trust’s current and accumulated earnings and profits (which, in the case of a non-U.S. Shareholder, generally would be subject to U.S. federal withholding tax at a 30% rate (or a lower rate provided by an applicable income tax treaty)).

The treatment of bitcoins for U.S. federal income tax purposes is uncertain.

As discussed in the section entitled “U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins” below, the Trust intends to take the position that each beneficial owner of Shares generally will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoins held in the Trust. Many significant aspects of the U.S. federal income tax treatment of bitcoins are uncertain, and the Sponsor does not intend to request a ruling from the IRS on these issues. On March 25, 2014, the IRS released a notice (the “Notice”), which discusses certain aspects of the treatment of virtual currencies, such as bitcoins, for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) bitcoins are “property” that is not currency and (ii) bitcoins may be held as capital assets. There can be no assurance, however, that the IRS will not alter its position with respect to bitcoins in the future or that a court would uphold the treatment set forth in the Notice. In addition, legislation has been introduced that would, if enacted, cause bitcoins to be treated as currency for U.S. federal income tax purposes. If bitcoins were properly treated as currency for U.S. federal income tax purposes, gains recognized on the disposition of bitcoins would constitute ordinary income, and losses recognized on the disposition of bitcoins could be subject to special reporting requirements applicable to “reportable transactions.”

The Notice does not address other significant aspects of the U.S. federal income tax treatment of bitcoins, including: (i) whether bitcoins are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether bitcoins are properly treated as “collectibles” for U.S. federal income tax purposes, (iii) the proper method of determining a holder’s holding period and tax basis for bitcoins acquired at different times or at varying prices; and (iv) whether and how a holder of bitcoins acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the bitcoins is transferred in a subsequent sale, exchange or other disposition. Later, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “2019 Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. Recently, the IRS released additional guidance confirming that staking income paid in digital assets is included in gross income. (the “2023 Ruling”  The 2019 Ruling and the 2023 Ruling, the “Rulings”). However, the Notice and the Rulings & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Rulings & FAQs address the treatment of hard forks, there continues to be significant uncertainty with respect to the timing and amount of the income inclusions. While the Rulings & FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Rulings & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income.

Prospective investors are urged to consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in bitcoins.

Future developments in the tax treatment of bitcoins could adversely affect an investment in the Shares.

The New York State Department of Taxation and Finance (“NYDTF”) has issued guidance regarding the application of New York State tax law to virtual currencies such as bitcoins. The NYDTF determined that New York State would follow the Notice with respect to the treatment of virtual currencies such as bitcoins for state income tax purposes. Furthermore, the NYDTF took the position that virtual currencies such as bitcoin are a form of “intangible property,” with the result that the purchase and sale of bitcoins for fiat currency is not subject to New York state sales tax (although exchanges of bitcoin for other goods and services may be subject to sales tax under barter transaction treatment). The New Jersey Division of Taxation has issued similar guidance, while the taxing authorities of various states other than New York and New Jersey have issued guidance exempting the acquisition and/or disposition of bitcoins from sales tax. It is unclear what further guidance on the treatment of bitcoins for state tax purposes may be issued in the future. If a state does not follow the Notice, such state’s treatment of bitcoins may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoins generally. Any such treatment may have a negative effect on prices of bitcoins in the Bitcoin Exchange Market and may adversely affect the value of the Shares.

The treatment of virtual currencies such as bitcoins for tax purposes by non-U.S. jurisdictions may differ from the treatment of virtual currencies by the IRS or the NYDTF. If a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on bitcoin users, or imposes sales or value-added tax on purchases and sales of bitcoins for fiat currency, such actions could result in decreased demand for bitcoins in such jurisdiction, which could adversely affect the price of bitcoins and the value of the Shares.

Risk Factors Related to the Index

The Index, BRR and BRTI each have a limited history.

The Index, which was introduced on February 28, 2022, is based on materially the same methodology (except calculation time) as the BRR, which was first introduced on November 14, 2016, and is the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the CME. The Index and the BRR have a limited history and their value is an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess Index’s performance. The Benchmark Administrator has substantial discretion at any time to change the methodology used to calculate the Index, including the Constituent Platforms that contribute prices to the Trust’s NAV. The Benchmark Administrator does not have any obligation to take the needs of the Trust, the Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of bitcoin in the future. Neither the CME Group nor the Benchmark Administrator has any obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Index or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee.

The pricing sources (Constituent Platforms) used by the Index are digital asset trading venues that facilitate the buying and selling of bitcoin and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of bitcoin may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of bitcoin used in Index calculations and, therefore, could adversely affect the bitcoin price as reflected by the Index.

The Constituent Platforms have changed over time. For example, effective April 2017, Bitfinex and OKcoin were removed from the BRR due to trading restrictions. On January 25, 2019, itBit was suspended from the BRR due to data quality issues, which suspension was lifted on February 1, 2019 after the Benchmark Administrator confirmed that data quality assurance measures were in place to identify the errors that the itBit data contained through a full match of parameters. On August 30, 2019, Gemini was added to the BRR. The Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, may remove or add Constituent Platforms in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the Index, see “Use of the CME CF Bitcoin Reference Rate – New York Variant”.

The Index is based on various inputs which may include price data from various third-party digital asset trading platforms. Neither the CME Group nor the Benchmark Administrator guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Index to establish its NAV and NAV per Share. In the event that the Index is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

The BRTI also has a limited history and shares some of the same structural and methodological features and risks as the Index. The Trust utilizes the BRTI to establish its ITV. While investors are capable of assessing the intra-day movement of the price of the Shares and the bitcoin market price of bitcoin, Shareholders may use the ITV as a data point in their assessment of the value of the Shares. In the event that the BRTI is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact the utility of the ITV to Shareholders.

Although the Index and BRTI are designed to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms of the Index and BRTI, and such transactions may take place at prices materially higher or lower than the level of the Index used to establish the NAV. To the extent such prices differ materially from the level of the Index used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of bitcoin, which could adversely affect an investment in the Shares.

The Benchmark Administrator could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Index may be delayed. Errors in Index data, the Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to the errors in the Index, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Index is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Index’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Index is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of bitcoin. To the extent such prices differ materially from the market price for bitcoin, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” bitcoin will be a common occurrence.

The Index could fail to track the global bitcoin price and a failure of the Index could adversely affect the value of the Shares.

Although the Index is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the prices of bitcoin on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Index provides a U.S. dollar-denominated composite for the price of bitcoin based on the volume-weighted price of a bitcoin on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of a bitcoin as represented by the Index. It is possible that the price of bitcoins on the Constituent Platforms could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Constituent Platform, or the global market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoin. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Index and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Index at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Index price of bitcoin differs materially from the global market price of bitcoin and/or that third parties are able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Index, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Index price used to calculate the value of the Trust’s bitcoin may be volatile, adversely affecting the value of the Shares.

The price of bitcoin on public digital asset trading platforms has a limited history, and during this history, bitcoin prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset trading platforms, the Index price, and the price of bitcoin generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Index will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Administrator would have limited ability to remove such digital asset trading platform from the Index, which could skew the price of bitcoin as represented by the Index. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of bitcoin and, therefore, could have an adverse effect on the value of the Shares.

The Index price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Index pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of bitcoin as reflected by the Index. The methodology used to calculate the Index price to value bitcoin in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Index is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor’s Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Index. Such NAV of the Trust determined using the Index price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

The Index is subject to the limitations of its methodology and the bitcoin market.

Though the Index is designed to be representative of the bitcoin market or otherwise align with its stated objective, it may not be representative in every case or achieve its stated objective in all instances. The Index is designed and calculated strictly to follow the rules of its methodology, and any Index price or other output is limited in its usefulness to such design and calculation. In addition, the Index will necessarily be composed of a limited number of potential principal markets, and thus the Index may not reflect the value of bitcoin on crypto exchanges not considered in the Index. Furthermore, the Benchmark Administrator does not publicize its methodology at any given time, which may limit the ability of investors to evaluate the bitcoin prices that establish the value of the Index.

The bitcoin market can be volatile, including those market interests which the Index intends to measure or upon which the Index is dependent in order to achieve its stated objective. For example, illiquidity can have an impact on the quality or amount of data available to the Benchmark Administrator for calculation, and may cause the Index to produce unpredictable or unanticipated results. In addition, market trends and changes to market structure may render the objective of the Index unachievable or cause the Index to become impractical to replicate.

Risks Related to Pricing

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Index. The price of bitcoin in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings as reflected in the Index. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s bitcoin holdings or bitcoin holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Index tracking risk.

Although the Trust will attempt to structure its portfolio so that investments track the Index, the Trust may not achieve the desired degree of correlation between its performance and that of the Index and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

The value of bitcoin as reflected by the Index may be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility which could adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Index is determined using data from various Bitcoin Exchanges. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making the Index more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in the Index, which could adversely affect an investment in the Shares.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the business and affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, including the Benchmark Administrator and the Authorized Participants, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest;

●	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;

●	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

●	The Sponsor’s staff also services affiliates of the Sponsor and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the business and affairs of the Trust;

●	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●	There is an absence of arm’s-length negotiation with respect to certain terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to this offering; and

●	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See “Description of the Trust Documents—Description of the Trust Agreement.”

For a further discussion of the conflicts of interest among the Sponsor, Authorized Participants, Benchmark Administrator, Custodian, Cash Custodian, Trust and others, see “Conflicts of Interest.”

Affiliates of the Sponsor may invest in or trade bitcoin without regard to the interests of the Trust or its Shareholders.

Affiliates of the Sponsor have substantial direct investments in bitcoins. Such affiliates of the Sponsor are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. Affiliates of the Sponsor may obtain exposure to bitcoin through investment in the Shares.

To the extent that any substantial investment in bitcoins is initiated, materially increased or materially reduced, such investment can affect the Bitcoin Index Price. The initiation of, or material increases in, a substantial investment in bitcoin may result in an increase in the Bitcoin Index Price. A material reduction in a substantial investment may result in a decrease in the Bitcoin Index Price, having a negative impact on the value of Shares. See “Conflicts of Interest—Proprietary Trading/Other Clients.”

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate the bitcoins held by the Trust.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital currency financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or to continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate. See “Conflicts of Interest—The Sponsor.”

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. Accordingly, the Sponsor’s competitors may commercialize a product involving bitcoin more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust, which in turn could cause the Sponsor to dissolve and terminate the Trust.

In addition, to the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other extraordinary expenses that are not borne by the Sponsor, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The Custodian owes no fiduciary duties to the Trust or the Shareholders, is not required to act in their best interest and could resign or be removed by the Sponsor, which could trigger early termination of the Trust.

The Custodian is not a trustee for, and owes no fiduciary duties to, the Trust or the Shareholders. In addition, the Custodian has no duty to continue to act as the custodian of the Trust. The Custodian can terminate its role as custodian for any reason whatsoever upon the notice period provided under the Custody Agreement. The Custodian may also be terminated. If the Custodian resigns or is removed without replacement, the Trust will dissolve in accordance with the terms of the Trust Agreement.

The Custodian’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s bitcoins.

The history of the Bitcoin Exchange Market has shown that bitcoin exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard client accounts. While the Custodian is required in its agreement to safeguard the Custodial Coins from theft, loss, destruction or other issues relating to hackers and technological attack, its ability to do so is based upon known technology and threats. As technological change occurs, the security threats to the Custodial Coins will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Custodian is unable to identify and mitigate or stop new security threats, the Custodial Coins may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor and its affiliates, or another entity (i.e., a seed investor), may invest in the Trust.

The Sponsor, its affiliates, or a seed investor, may invest in the Trust at or near the establishment of the Trust, which may facilitate the Trust achieving a specified size or scale. Seed investors may contribute all or a majority of the assets in the Trust. There is a risk that such seed investors may redeem their investments in the Trust. Such redemptions could have a significant negative impact on the Trust, including on its liquidity.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders may be adversely affected by lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Shareholders have limited voting rights and the Trust will not have regular Shareholder meetings and take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. Shareholders, may, however, remove and replace the Sponsor by the affirmative vote of a majority of the outstanding Shares. The Shareholders’ limited voting rights, however, give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders. The Sponsor’s operation of the Trust could adversely affect an investment in the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of cash and bitcoin. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of bitcoin that are subsequently deposited with the Custodian, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. Subject to In-Kind Regulatory Approval, deposits of bitcoin are held by the Custodian on behalf of the Trust until (i) delivered out in connection with the redemption of Baskets or (ii) caused to be transferred or sold by the Sponsor to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET

This section of the prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “exchange” market where bitcoin can be bought, held and sold, the bitcoin OTC market and bitcoin mining. In this prospectus, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the bitcoin network, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections, as below).

Bitcoin

Bitcoin is the digital asset that is native to, and created and transmitted through the operations of, the peer-to-peer Bitcoin network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin trading platforms or in individual end-user-to-end-user transactions under a barter system. Although nascent in use, bitcoin may be used as a medium of exchange, unit of account or store of value.

The Bitcoin network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. In addition, no party may easily censor transactions on the Bitcoin network. As a result, the Bitcoin network is often referred to as decentralized and censorship resistant.

The value of bitcoin is determined by the supply of and demand for bitcoin. New bitcoins are created and rewarded to the parties providing the Bitcoin network’s infrastructure (“miners”) in exchange for their expending computational power to verifying transactions and add them to the Blockchain. The Blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin network and, when included in a block, recorded in the Blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin network.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the pseudonym “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers.

The first step in directly using the Bitcoin network for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account; provided, however, that such transactions are not managed by an intermediary and erroneous transactions generally may not be reversed or remedied once sent.

The amount of bitcoin associated with each bitcoin address, as well as each bitcoin transaction to or from such address, is transparently reflected in the Blockchain and can be viewed by websites that operate as “blockchain explorers.” Copies of the Blockchain exist on thousands of computers on the Bitcoin network. A user’s bitcoin wallet will either contain a copy of the blockchain or be able to connect with another computer that holds a copy of the blockchain. The innovative design of the Bitcoin network protocol allows each Bitcoin user to trust that their copy of the Blockchain will generally be updated consistent with each other user’s copy.

When a Bitcoin user wishes to transfer bitcoin to another user, the sender must first have the recipient’s Bitcoin address. The sender then uses his or her Bitcoin wallet software to create a proposed transaction to be added to the Blockchain. The proposal would reduce the amount of bitcoin allocated to the sender’s address and increase the amount allocated recipient’s address, in each case by the amount of bitcoin desired to be transferred. The proposal is completely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin network; however, the use of “unspent transaction outputs” that are verified cryptographically prevents the ability to duplicate or counterfeit bitcoin.

Bitcoin Protocol

The Bitcoin protocol is open source software, meaning any developer can review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core,” which is maintained in an open-source repository on the website Github. There are many other compatible versions of Bitcoin software, but Bitcoin Core provides the de-facto standard for the Bitcoin protocol, also known as the “reference software.” The core developers for Bitcoin Core operate under a volunteer basis and without strict hierarchical administration.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called “Bitcoin Improvement Proposal” or BIP. Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted. Upon its inclusion in the most recent version of Bitcoin Core, a new BIP becomes part of the reference software’s Bitcoin protocol. Several BIPs have been implemented since 2011 and have provided various new features and scaling improvements.

Because Bitcoin has no central authority, updating the reference software’s Bitcoin protocol will not immediately change the Bitcoin network’s operations. Instead, the implementation of a change is achieved by users and miners downloading and running updated versions of Bitcoin Core or other Bitcoin software that abides by the new Bitcoin protocol. Users and miners must accept any changes made to the Bitcoin source code by downloading a version of their Bitcoin software that incorporates the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is only effective with respect to the Bitcoin users and miners that download it. If an incompatible modification is accepted only by a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin network.

Such a fork in the Bitcoin network occurred on August 1, 2017, when a group of developers and miners accepted certain changes to the Bitcoin network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and bitcoin cash now operate as separate, independent networks, and have distinct related assets (bitcoin and bitcoin cash). Additional forks have followed the Bitcoin Cash fork, including those for Bitcoin Gold and Bitcoin SegWit2X, in the months after the creation of Bitcoin Cash. It is possible that additional “forks” will occur in the future. For a further discussion of Hard Forks, see “Risk Factors—A temporary or permanent “fork” of the Blockchain could adversely affect an investment in the Trust.”

Bitcoin Transactions

A bitcoin transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. Bitcoin transactions are secured by cryptography known as public-private key cryptography, represented by the bitcoin addresses and digital signature in a transaction’s data file. Each Bitcoin network address, or wallet, is associated with a unique “public key” and “private key” pair, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

The public key is visible to the public and analogous to the Bitcoin network address. The private key is a secret and may be used to digitally sign a transaction in a way that proves the transaction has been signed by the holder of the public-private key pair, without having to reveal the private key. A user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. If an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address, thereby stealing the user’s bitcoin. Similarly, if a user loses his private key and cannot restore such access (e.g., through a backup), the user may permanently lose access to the bitcoin contained in the associated address.

The Bitcoin network incorporates a system to prevent double-spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program. Any user may validate, through their Bitcoin wallet or a blockchain explorer, that each transaction in the Bitcoin network was authorized by the holder of the applicable private key, and Bitcoin network mining software consistent with reference software requirements typically validates each such transaction before including it in the Blockchain. This cryptographic security ensures that bitcoin transactions may not generally be counterfeited, although it does not protect against the “real world” theft or coercion of use of a Bitcoin user’s private key, including the hacking of a Bitcoin user’s computer or a service provider’s systems.

A Bitcoin transaction between two parties is settled when recorded in a block added to the Blockchain. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s solution and by the block’s addition to the longest confirmed Blockchain on the Bitcoin network. For a transaction, inclusion in a block on the Blockchain constitutes a “confirmation” of a Bitcoin transaction. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Blockchain constitute additional confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. The layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Blockchain.

To undo past transactions in a block recorded on the Blockchain, a malicious actor would have to exert tremendous computer power in re-solving each block in the Blockchain starting with and after the target block and broadcasting all such blocks to the Bitcoin network. The Bitcoin network is generally programmed to consider the longest Blockchain containing solved and valid blocks to be the most accurate Blockchain. In order to undo multiple layers of confirmation and alter the Blockchain, a malicious actor must re-solve all of the old blocks sought to be regenerated and be able to continuously add new blocks to the Blockchain at a speed that would have to outpace that of all of the other miners on the Bitcoin network, who would be continuously solving for and adding new blocks to the Blockchain.

Bitcoin Mining – Creation of New Bitcoins

Mining Process

The process by which bitcoins are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and run a mining client, which, like regular Bitcoin network software, turns the user’s computer into a “node” on the Bitcoin network that validates blocks. Each time transactions are validated and bundled into new blocks added to the Blockchain, the Bitcoin network awards the miner solving such blocks with newly issued bitcoin and any transaction fees paid by bitcoin transaction senders. This reward system is the method by which new bitcoins enter into circulation to the public. Over time, the size of the fixed reward of new bitcoin decreases, and miners increasingly rely on transaction fees to compensate them for exerting computational power in solving blocks.

Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoins to the miner who solved the new block. In order to add blocks to the Blockchain, a miner must map an input data set (i.e., the Blockchain, plus a block of the most recent Bitcoin Network transactions and an arbitrary number called a “nonce”) to a desired output data set of a predetermined length (the “hash value”) using the SHA-256 cryptographic hash algorithm. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin network and its processing power increases, the Bitcoin network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Blockchain approximately every ten minutes.

Mathematically Controlled Supply

The method for creating new bitcoin is mathematically controlled in a manner so that the supply of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 6.25 bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016 and 12.5 in May 2020. It is estimated to halve again at the start of 2024. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will never exceed twenty-one (21) million and that bitcoin cannot be devalued through excessive production unless the Bitcoin network’s source code (and the underlying protocol for bitcoin issuance) is altered. As of January 1, 2023, approximately 19.25 million bitcoin have been mined.

Forms of Attack Against the Bitcoin Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin network contains certain flaws. For example, the Bitcoin network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to gain full control of the network and the ability to manipulate the Blockchain.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Shares.

Bitcoin Market and Bitcoin Trading Platforms

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the bitcoin market, market expectations for the adoption of bitcoin by individuals, the number of merchants that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

The most common means of determining a reference value is by surveying trading platforms where secondary markets for bitcoin exist. The most prominent bitcoin trading platforms are often referred to as “exchanges”, although they are not regulated and do not report trade information in the same way as a national securities exchange. As such, there is some difference in the form, transparency and reliability of trading data from bitcoin trading platforms. Generally speaking, bitcoin data is available from these trading platforms with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro or another digital asset such as ether or tether. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are several digital asset trading platforms operating worldwide and trading platforms represent a substantial percentage of bitcoin buying and selling activity and provide the most data with respect to prevailing valuations of bitcoin. A bitcoin trading platform provides investors with a way to purchase and sell bitcoin, similar to stock exchanges like the New York Stock Exchange or Nasdaq, which provide ways for investors to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges regulated to monitor securities trading activity, bitcoin trading platforms are largely regulated as money services business (or a foreign regulatory equivalent) that monitor against money-laundering and other illicit financing. Bitcoin trading platforms operate websites designed to permit investors to open accounts with the trading platform and then purchase and sell bitcoin.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, XRP, bitcoin cash, and litecoin. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, behavior of investors, and the protocols and prominence of particular digital assets. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. By April 2021, this figure had dropped to around 50% as other digital assets launched and/or grew faster than bitcoin.

Authorized Participants will have the option of purchasing and selling bitcoin used in Creation Unit transactions with the Trust either on bitcoin trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of bitcoin are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

Market Participants

Miners

Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool solves a new block, the pool operator receives the bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change and large corporations, financial institutions and investment firms are taking positions providing exposure to bitcoin and other digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of Bitcoin. Coinbase, Bitstamp, Gemini, Kraken, LMAX Digital and itBit are some of the largest trading platforms by volume traded. [   ], the initial Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store bitcoin for users. As the Bitcoin network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin network.

Competition

More than 5,000 other digital assets have been developed since the inception of Bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Bitcoin. Some industry groups are also creating private, permissioned blockchains that may or may not feature cryptocurrencies or other digital assets. In addition, private enterprises and governments are exploring the use of stablecoins including central bank backed digital currencies.

Regulation of Bitcoin

Bitcoin and other digital assets have increasingly attracted attention from U.S. and foreign regulators. Such regulatory attention has included enforcement actions for violations of securities and commodities laws, as well as the release of regulatory guidance explaining how existing regulatory regimes apply to digital assets, and orders approving certain digital asset-related products. In more limited cases, new legislation or regulations have been proposed or adopted to govern the use of digital assets and their networks.

U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset trading platforms, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that digital assets sold in initial coin offerings (“ICOs”) may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Generally speaking, ICOs are offered and conducted on the Ethereum network or similar “smart contract” platforms, rather than the Bitcoin network; however, bitcoin has been used for consideration in ICOs on multiple networks and ICOs may be conducted using the Bitcoin network.

On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity.

Various U.S. federal and state and foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin network, the bitcoin markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding the US and foreign government and quasi-governmental regulatory actions with respect to digital assets and digital asset exchanges. Foreign laws, regulations or directives may conflict with those of the U.S. and may negatively impact the acceptance of bitcoin by users, merchants and service providers and may therefore impede the growth or sustainability of the Bitcoin economy in the European Union, China, South Korea, India and the U.S. and globally, or otherwise negatively affect the value of bitcoin.

The effect of any future regulatory change on the Trust or Bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Bitcoin Value

The value of bitcoin is determined by the value that various market participants place on Bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more bitcoin exchanges where bitcoin is traded publicly and transparently (e.g., Coinbase, Bitstamp, Kraken, itBit, LMAX Digital and Gemini).

On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many exchanges operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuations of bitcoins. Historically, a large percentage of the global Bitcoin trading volume occurred on self-reported, unregulated Bitcoin Exchanges located in China. Throughout 2017, however, the Chinese government took several steps to tighten controls on Bitcoin Exchanges, culminating in a ban on domestic cryptocurrency exchanges in November 2017, which forced such exchanges to cease their operations or relocate. As a result, reported Bitcoin trading volume on Chinese exchanges is now substantially lower, representing a de minimis share of the global trade volume.

From time to time, there may be intra-day price fluctuations across Bitcoin Exchanges. However, they are generally relatively immaterial. For example, the variance of prices on Bitcoin Exchanges with the highest transaction volumes on average is lower than 2%. These variances usually stem from small changes in the fee structures on different Bitcoin Exchanges or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for Bitcoins and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to an exchange’s transaction volume and as a result impact the trading price on those exchanges and (ii) exchanges that are inaccessible to the Trust because they do not meet the Trust’s regulatory requirements, and as a result are accessed and used by a captured market or by parties that do not have regulatory or compliance requirements

ACTIVITIES OF THE TRUST

The activities of the Trust will be limited to (1) issuing and redeeming Baskets in exchange for cash and bitcoin deposited by the Authorized Participants, (2) transferring actual bitcoins as necessary to cover the Sponsor’s Fee and selling bitcoins as necessary to pay Additional Trust Expenses, (3) causing the Sponsor to sell bitcoins and transferring cash proceeds in exchange for Baskets surrendered for redemption by the Authorized Participants, (4) causing the Sponsor to sell bitcoins on the termination of the Trust and (5) engaging in all administrative and custodial procedures necessary to accomplish such activities in accordance with the provisions of the Trust Agreement. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the market prices of bitcoins.

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the value of a bitcoin as represented by the Index, less the Trust’s liabilities and expenses. The Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin. A substantial direct investment in bitcoins may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of the bitcoins and may involve the payment of substantial fees to acquire such bitcoins from third-party facilitators through cash payments of U.S. Dollars. Although the Shares will not be the exact equivalent of a direct investment in bitcoins, they provide investors with an alternative that constitutes a relatively cost-effective way to participate in bitcoin markets through the securities market. Because the value of the Shares is tied to the value of the bitcoins held by the Trust, it is important to understand the investment attributes of, and the market for, bitcoins.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in bitcoin markets through an investment in securities. On the first day the Shares were offered, each Share in the initial Basket represented [    ] bitcoin. The logistics of accepting, transferring and safekeeping of bitcoins are dealt with by the Sponsor, Administrator and Custodian, and the related expenses are built into the price of the Shares. Therefore, Shareholders do not have additional tasks or costs in addition to those associated with investing in any other publicly traded security.

The Shares are intended to provide institutional and retail investors with a simple and cost-effective means, with minimal credit risk, of gaining investment benefits similar to those of directly holding bitcoins. The Shares offer an investment that is:

●	Easily Accessible and Relatively Cost Efficient. Investors in the Shares can also directly access bitcoin markets through the Bitcoin Exchange Market. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use bitcoins by using the Shares instead of directly purchasing and holding bitcoins, and for many investors, transaction costs related to the Shares will be lower than those associated with the direct purchase, storage and safekeeping of bitcoins.

●	Exchange Traded and Transparent. The Shares will be listed and trade on Nasdaq, providing investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement of which this prospectus is a part, the Shares will be eligible for margin accounts and will be backed by the assets of the Trust. The Trust will not hold or employ any derivative securities. Furthermore, the value of the Trust’s assets will be reported each day on [ ].

●	Minimal Credit Risk. The Shares represent an interest in actual bitcoins owned by the Trust. The Trust’s bitcoins in the Custodian’s possession are not subject to borrowing arrangements with third parties or counterparty or credit risks.

●	Safekeeping System. The Custodian has been appointed to store and safekeep the bitcoins for the Trust using a segregated and therefore diversified safekeeping storage system. The hardware, software, administration and continued technological development that are used by the Custodian may not be available or cost-effective for many investors.

The Trust differentiates itself from competing digital currency financial vehicles, to the extent that such digital currency financial vehicles may develop, in the following ways:

●	Custodian. The Custodian that holds the private keys for the digital wallets of the Trust is Coinbase Custody Trust Company, LLC.

●	Enhanced Security. The Custodian and Sponsor have put enhanced security procedures in place that require one or more employees of the Sponsor to verify each transaction, with each employee having a unique verification method. The Custodian and the Sponsor have put additional similar enhanced security procedures in place to protect against the malicious movement of bitcoin.

●	Custodian Audits. The Custodian has agreed to allow the Trust and the Sponsor take any necessary steps to verify that satisfactory internal control system and procedures are in place, and to visit and inspect the systems on which the Custodian Coins are held. The Custodian is also obligated to provide the Trust and Sponsor with both independent and audit reports on the Bitcoin Account.

●	Directly Held Bitcoins. The Trust directly owns actual bitcoins held through the Custodian. The direct ownership of bitcoins is not subject to counterparty or credit risks. This may differ from other digital currency financial vehicles that provide bitcoin exposure through other means, such as the use of financial or derivative instruments.

●	Structure. The Shares intend to track the performance of the value of a bitcoin as represented by the Index, less the Trust’s liabilities and expenses. The Trust seeks to achieve this objective by directly owning bitcoins. This structure may be different from other digital currency financial vehicles that seek to track the performance of the price of bitcoins or other digital currencies through the use of futures contracts or derivative instruments.

●	Sponsor’s Fee. The relatively low level of the Sponsor’s Fee that is paid to the Sponsor is a competitive factor that may influence an investor’s decision to purchase Shares.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to reflect the performance of the value of a bitcoin as represented by the Index, less the Trust’s liabilities and expenses, the Shares may trade in the secondary market at prices that are lower or higher than the Bitcoin Holdings per Share. The amount of the discount or premium in the trading price relative to the Bitcoin Holdings per Share may be influenced by non-concurrent trading hours and liquidity between the secondary market and larger Bitcoin Exchanges in the Bitcoin Exchange Market. While the Shares will be listed and trade on Nasdaq from 9:30 a.m. until 4:00 p.m., New York time, liquidity in the Bitcoin Exchange Market may fluctuate depending upon the volume and availability of larger Bitcoin Exchanges. As a result, during periods in which Bitcoin Exchange Market liquidity is limited or a major Bitcoin Exchange is off-line, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. The Sponsor’s Fee will be determined by applying a [    ]% annual rate to the Trust’s Bitcoin Holdings, as calculated and published by the Sponsor or its delegates, and converting the resulting U.S. Dollar amount into bitcoins at the Bitcoin Index Price, on a daily basis. The rate of the Sponsor’s Fee is subject to the sole discretion of the Sponsor. Payments of the Sponsor’s Fee will occur weekly in arrears. To pay the Sponsor’s Fee, the Custodian will, when directed by the Sponsor, (i) withdraw from the Bitcoin Account the number of bitcoins equal to the accrued but unpaid Sponsor’s Fee, determined as described above and (ii) transfer such bitcoins to an account maintained by the Custodian for the Sponsor.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee in its discretion for stated periods of time. Presently, the Sponsor does not intend to waive any of the Sponsor’s Fee and there are no specific circumstances under which the Sponsor has determined it will waive the fee. If the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports. As consideration for its receipt of the Sponsor’s Fee, the Sponsor has assumed the obligation to pay the Sponsor-paid Expenses.

The Sponsor has not assumed the obligation to pay Additional Trust Expenses. If Additional Trust Expenses are incurred, the Sponsor will cause the Custodian to convert bitcoins into U.S. Dollars at the Actual Exchange Rate in such quantity as may be necessary to permit payment of such Additional Trust Expenses. The number of bitcoins represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Additional Trust Expenses. See “Expenses.”

Impact of Trust Expenses on the Trust’s Bitcoin Holdings

The Trust will pay the Sponsor’s Fee to the Sponsor in bitcoins. In addition, the Trust will sell bitcoins to raise the funds needed for the payment of any Additional Trust Expenses. The purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its Additional Trust Expenses. The Trust will not engage in any activity designed to derive a profit from changes in the prices of bitcoins. The Trust is obligated to convert any cash contributed to bitcoin as soon as practicable, except to the extent necessary to pay expenses. Because the number of bitcoins held by the Trust will decrease when bitcoins are used to pay the Sponsor’s Fee or sold to permit the payment of Additional Trust Expenses, the number of bitcoins represented by each Share will decrease over the life of the Trust. Accordingly, the Shareholders will bear the cost of the Sponsor’s Fee and Additional Trust Expenses. New deposits of bitcoins into the Bitcoin Account that are purchased by the Trust in connection additional new Baskets issued by the Trust will not reverse this trend.

Hypothetical Expense Example

The following table illustrates the anticipated impact of the payment of the Trust’s expenses on the fractional number of bitcoins represented by each outstanding Share for three years. It assumes that the only transfers of bitcoins will be those needed to pay the Sponsor’s Fee and that the price of bitcoins and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any Additional Trust Expenses. Any Additional Trust Expenses, if and when incurred, will accelerate the decrease in the fractional number of bitcoins represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time.

Year
	1			2			3
Hypothetical price per bitcoin	$	[ ]		$	[ ]		$	[ ]
Sponsor’s Fee		[ ]	%		[ ]	%		[ ]	%
Shares of Trust, beginning		[ ]			[ ]			[ ]
Bitcoins in Trust, beginning		[ ]			[ ]			[ ]
Hypothetical value of bitcoins in Trust	$	[ ]		$	[ ]		$	[ ]
Beginning Bitcoin Holdings of the Trust	$	[ ]		$	[ ]		$	[ ]
Bitcoins to be delivered to cover the Sponsor’s Fee		[ ]			[ ]			[ ]
Bitcoins in Trust, ending		[ ]			[ ]			[ ]
Ending Bitcoin Holdings of the Trust	$	[ ]		$	[ ]		$	[ ]
Ending Bitcoin Holdings per Share	$	[ ]		$	[ ]		$	[ ]
Hypothetical price per bitcoin	$	[ ]		$	[ ]		$	[ ]

USE OF THE CME CF Bitcoin Reference Rate - New York VARIANT

The Trust will determine the Bitcoin Index Price and value its Shares daily based on the value of bitcoin as reflected by the Index. The Index is calculated daily and aggregates the notional value of bitcoin trading activity across major bitcoin spot exchanges. The Index currently uses substantially the same methodology as the CME CF Bitcoin Reference Rate (“BRR”), including utilizing the same constituent Bitcoin Exchanges, which is the underlying rate to determine settlement of CME bitcoin futures contracts, except that the Index is calculated as of 4:00 p.m. ET, whereas the BRR is calculated as of 4:00 p.m. London time. The Index is designed based on the IOSCO Principals for Financial Benchmarks. The administrator of the Index is CF Benchmarks Ltd. (the “Benchmark Administrator”). The Trust also uses the Bitcoin Index Price to calculate its “Bitcoin Holdings,” which is the aggregate U.S. Dollar value of bitcoins in the Trust, based on the Bitcoin Index Price, less its liabilities and expenses. “Bitcoin Holdings per Share” is calculated by dividing Bitcoin Holdings by the number of Shares currently outstanding. Bitcoin Holdings and Bitcoin Holdings per Share are not measures calculated in accordance with GAAP. Bitcoin Holdings is not intended to be a substitute for the Trust’s NAV calculated in accordance with GAAP, and Bitcoin Holdings per Share is not intended to be a substitute for the Trust’s NAV per Share calculated in accordance with GAAP.

The Index was created to facilitate financial products based on bitcoin. It serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4 p.m. ET. The Index, which has been calculated and published since February 28, 2022, aggregates the trade flow of several Bitcoin Exchanges, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the Index is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent Bitcoin Exchanges, which are currently Coinbase, Bitstamp, Kraken, itBit, LMAX Digital and Gemini (the “Constituent Platforms”), as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.

●	The list is partitioned by timestamp into 12 equally-sized time intervals of 5 (five) minute length.

●	For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The Index is then determined by the equally-weighted average of the volume medians of all partitions.

The Index does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. Eastern time on a Constituent Platform in the BTC/USD pair that is reported and disseminated by a Constituent Platform through its publicly available API and observed by the Benchmark Administrator. An oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Index is administered through the Benchmark Administrator’s codified policies for Index integrity.

As of November 27, 2023, the Constituent Platforms included in the Index are Coinbase, Bitstamp, itBit, Kraken, Gemini, and LMAX Digital.

●	Coinbase: A U.S.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. Subsidiaries operating internationally are further regulated as an e-money provider (Republic of Ireland, Central Bank of Ireland) and Major Payment Institution (Singapore, Monetary Authority of Singapore).

●	Bitstamp: A U.K.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as money transmitter in various U.S. states. It is also regulated as a Payments Institution within the European Union and is registered as a Crypto Asset business with the UK FCA.

●	itbit: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

●	Kraken: A U.S.-based exchange that is registered as an MSB with FinCEN in various U.S. states, Kraken is registered with the FCA as a Crypto Asset Business and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider (“VASP”). Kraken also holds a variety of other licenses and regulatory approvals, including from the Canadian Securities Administrators (“CSA”).

●	Gemini: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states. It is also registered with the FCA as a Crypto Asset Business.

●	LMAX Digital: A Gibraltar based exchange regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K-based operator of a FCA regulated Multilateral Trading Facility and Broker-Dealer.

An oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Index is administered through the Benchmark Provider’s codified policies for Index integrity. The Index is administered through the Benchmark Provider’s codified policies for index integrity, including a conflicts of interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the UK BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The Index is subject to oversight by the CME CF Oversight Committee. The CME CF Oversight Committee shall be comprised of at least five members, including at least: (i) two who are representatives of CME (“CME Members”); (ii) one who is a representative of CF Benchmarks Ltd.; and (iii) two who bring expertise and industry knowledge relating to benchmark determination, issuance and operations. The CME CF Oversight Committee meets no less frequently than quarterly. The CME CF Oversight Committee’s Founding Charter and quarterly meeting minutes are publicly available.

Since the creation of the Index, there have been several changes to Constituent Platforms comprising the Index, most recently in May 2022.

A trading venue is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with Accepted Assets (the “Relevant Pair”) and makes trade data and order data available through an Automatic Programming Interface (“API”) with sufficient reliability, detail and timeliness. The CME CF Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the Index given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the CME CF Oversight Committee, fulfill the following criteria:

1.	The venue’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a Constituent Platform: The average daily volume the venue would have contributed during the observation window for the Reference Rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2.	The venue has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3.	The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4.	The venue complies with applicable law and regulation, including, but not limited to, capital markets regulations, money transmission regulations, client money custody regulations, KYC and AML regulations.

5.	The venue cooperates with inquiries and investigations of regulators and the Administrator upon request and must execute data sharing agreements with CME Group. Once admitted, a Constituent Platform must demonstrate that it continues to fulfill criteria 2 to 5 inclusive. Should the average daily contribution of a Constituent Platform fall below 3% for any Reference Rate, then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

Additionally, a trading venue may be nominated for addition to the list of Constituent Platforms by any member of the public, exchange or the Oversight Committee.

Index data and the description of the Index are based on information made publicly available by the Benchmark Administrator on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The six Constituent Platforms that contribute transaction data to the Index with the aggregate volumes traded on their respective BTC-USD markets over the preceding four calendar quarters are listed in the table below:

Aggregate Trading Volume of BTC-USD Markets of Index Constituent Platforms
Period	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken
2022 Q4	565,768,617	6,829,541,020	3,580,171,427	46,447,674,416	1,586,986,170	5,254,252,281
2023 Q1	624,309,916	9,211,206,684	4,901,570,836	41,979,489,484	1,060,844,250	9,054,883,308
2023 Q2	758,737,186	8,322,968,385	5,133,173,679	31,402,570,192	1,004,667,694	8,975,159,682
2023 Q3	447,044,393	4,214,481,842	3,747,028,275	24,090,687,496	797,891,783	4,590,616,407

The 12* highest volume BTC-USD markets operated by bitcoin trading platforms registered aggregate trading volumes as shown by the table below in the previous four calendar quarter:

Aggregate Trading Volume of Top 12* Highest Volume BTC-USD Bitcoin Trading Platforms
Period	itBit	LMAX Digital	Bitstamp	Coinbase
Volume ($)	54,390,856,403	90,013,471,450	70,261,458,472	42,399,829,363

*Platforms include all six Constituent Platforms and; BinanceUS, Bitfinex, Gate.io, Crypto.com, CEX.io and EXMO.

The market share for BTC-USD trading of the six Constituent Platforms over the past four calendar quarters is shown in the table below:

Bitcoin Trading Platform Market Share of BTC-USD Trading
Period	itBit	LMAX Digital	Bitstamp	Coinbase	Gemini	Kraken	Others**
2022 Q4	0.65%	7.25%	4.28%	54.80%	1.78%	5.86%	25.38%
2023 Q1	0.76%	10.33%	5.41%	46.25%	1.30%	9.65%	26.30%
2023 Q2	0.73%	11.98%	7.46%	45.60%	1.61%	12.95%	19.67%
2023 Q3	1.18%	9.82%	9.07%	57.13%	2.34%	10.70%	9.76%

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

CALCULATION OF NAV

General

The Shares are valued on a daily basis as of 4:00 p.m. ET. The value of bitcoin held by the Trust is determined based on the fair market value price for bitcoin determined by the Benchmark Administrator.

The Trust’s NAV is calculated by:

●	taking the current market value of its bitcoin (determined as set forth below) and any other; and assets;

●	subtracting any liabilities (including accrued by unpaid expenses).

The Trust’s NAV per Share is calculated by taking the Trust’s NAV and dividing it by the total amount of Shares outstanding.

The bitcoin held by the Trust will typically be valued based on the Bitcoin Index Price. The Administrator calculates the NAV of the Trust once each Business Day. The end-of-day bitcoin price is calculated using the Bitcoin Index Price as of 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. ET). The CME CF Bitcoin Reference Rate - New York Variant shall constitute the Index. If the Index is not available or the Sponsor determines, in its sole discretion, that the Index is unreliable (together a “Fair Value Event”), the Trust’s holdings may be fair valued in accordance with the fair value policies.

A Fair Value Event value determination will be based upon all available factors that the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models.

Fair value policies approved by the Trustee will seek to determine the fair value price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued. In the instance of a Fair Value Event and pursuant the Trustee’s fair valuation policies and procedures Volume Weight Average Prices (“VWAP”) or Volume Weight Median Prices (“VWMP”) from other index administrators (“Secondary Index”) would be utilized. If a Secondary Index is not available or the Sponsor in its sole discretion determines the Secondary Index is unreliable the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgement to determine a good faith estimate of fair value.

The bitcoin markets are generally open on days when U.S. markets are closed, which means that the value of the bitcoin owned by the Trust could change on days when Shares cannot be bought or sold.

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders and market professionals, the Sponsor will calculate and disseminate throughout the core trading session on each Business Day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the CME CF Bitcoin Real-Time Index (“BRTI”), as reported by CME Group, Inc., Bloomberg, L.P. or another reporting service. The BRTI is calculated in real time based on the Relevant Order Books of all Constituent Bitcoin Exchanges (as defined below). A “Relevant Order Book” is the universe of the currently unmatched limit orders to buy or sell in the BTC/USD pair that is reported and disseminated by the Benchmark Administrator.

The IIV disseminated during the Exchange’s core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day value of the Trust’s bitcoin. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. The Sponsor will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The IIV as of the time that the NAV is calculated on a given day may differ from the NAV for such day due to the differences in the time window of trades used to calculate each price (the NAV uses a 15-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price).

There are many instances in the market today where the IIV as of the time that the NAV is calculated on a given day and the NAV of an ETF for such day are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated bitcoin price as reflected on the Index Pricing Sources.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Shares and the IIV. If the market price of the Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Shares and the IIV, and thus can be beneficial to all market participants.

Stock Splits

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders in the secondary market. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Other Assets

The fair values of any liquid assets held by the Trust primarily in the form of cash is included in the determination of NAV.

Liabilities

The fair value of the Trust’s liabilities is included in the determination of NAV. These liabilities are expected generally to consist only of the Sponsor’s Fee, although liabilities may also include extraordinary expenses from time to time. See “The Trust—The Trust’s Fees and Expenses.”

Impact of Trust Expenses on the Trust’s NAV

The amount of bitcoin represented by the Shares will be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Sponsor Fee, and to pay for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls.

The Trust’s Financial Statements

The Trust’s periodic financial statements may not utilize the net asset value of the Trust determined by reference to the Index to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for bitcoin on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for bitcoin, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that bitcoin is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.The Trust may transact through digital asset brokers or dealers, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the digital asset brokers or dealers from whom the Sponsor acquires or disposes of the Trust’s bitcoin, the principal market in each scenario is determined by looking at the market-based level of volume and bitcoin trading activity. Digital asset brokers or dealers may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets (each as defined in the FASB ASC Master Glossary). Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable bitcoin trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include BitFlyer, Binance, Bitstamp, Bittrex, Coinbase, itBit, Kraken, Gemini, and LMAX.  The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60 minute period prior to 4:00 ET for bitcoin. The Sponsor then identifies that market as the principal market for bitcoin during that period, and uses the price for bitcoin from that venue at 4:00 ET as the principal market price.

DESCRIPTION OF THE TRUST

The Trust is a Delaware Statutory Trust that was formed on January 20, 2021 by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). The Trust operates pursuant to the Trust Agreement.

The Trust holds only bitcoin and cash. The Trust is expected from time to time to issue Baskets in exchange for cash and to distribute cash in connection with redemptions of Baskets. Subject to the In-Kind Regulatory Approval, the Trust may also issue Baskets in exchange for bitcoin and to distribute bitcoin in connection with the redemption of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the value of bitcoins as represented by the Index, less the Trust’s liabilities and expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective and convenient investment relative to a direct, outright investment in bitcoins.

The Shares represent units of fractional undivided beneficial interest in, and ownership of, the Trust. The Trust is passive and is not managed like a corporation or an active investment vehicle. The bitcoins held by the Custodian on behalf of the Trust will be transferred out of the Bitcoin Account only in the following circumstances: transferred to pay the Sponsor’s Fee, transferred to be sold in connection with the redemption of Baskets, transferred to be sold on an as-needed basis to pay Additional Trust Expenses, sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoins to pay the Sponsor’s Fee or any Additional Trust Expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act. The Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC. The Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The Trust expects to create and redeem Shares from time to time but only in Baskets. A Basket equals a block of 5,000 Shares. The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets require the delivery to the Trust, or the distribution by the Trust, of either the cash value of bitcoins represented by the Baskets being created or redeemed or, subject to the In-Kind Regulatory Approval, the number of bitcoin represented by the Basket (in each case net of accrued expenses and liabilities). The Trust is obligated to convert any cash contributed to bitcoin as soon as practicable, except to the extent necessary to pay expenses or satisfy redemption orders. The creation and redemption of a Basket may be made in exchange for the delivery to the Trust, or the distribution by the Trust, of cash equal to that NAV per Share for that day multiplied by 5,000 (or such other number of Shares then constituting a Basket), adjusted for any applicable Execution Charges (as defined below). Alternatively, subject to the In-Kind Regulatory Approval, the creation and redemption of a Basket may be made in exchange for the delivery to the Trust, or the distribution by the Trust, of bitcoin equal to that NAV per Share for that day multiplied by 5,000 (or such other number of Shares then constituting a Basket), adjusted for any applicable Execution Charges (as defined below). Each Share in the initial Baskets represented approximately [     ] bitcoin. The bitcoin or cash required to create a Basket, or to be delivered upon a redemption of a Basket, will gradually decrease over time due to the transfer or sale of the Trust’s bitcoins to pay the Sponsor’s Fee and any Additional Trust Expenses. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares. See “Plan of Distribution.”

The Administrator will determine the Trust’s Bitcoin Holdings (which is the aggregate U.S. Dollar value, based on the Bitcoin Index Price, of the Trust’s bitcoins less its liabilities) on each day the Shares trade on Nasdaq as of 4:00 p.m., New York time, or as soon thereafter as practicable. The Administrator will also determine the Bitcoin Holdings per Share, which equals the Trust’s Bitcoin Holdings divided by the number of outstanding Shares. Each Business Day, the Sponsor will publish the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share on the Trust’s website, www.valkyrieinvest.com, as soon as practicable after the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share have been determined by the Administrator. See “Use of the CME CF Bitcoin Reference Rate - New York Variant”.

The Trust’s assets will consist solely of bitcoin and cash. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the bitcoins held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the market trading price of the Shares will fluctuate over time in response to the market prices of bitcoins. In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain on a 24-hour basis bitcoin pricing information from various financial information service providers or Bitcoin Network information sites such as Tradeblock.com or bitcoincharts.com. Current Bitcoin Index Prices are also generally available with bid/ask spreads directly from Bitcoin Exchanges. As of the date of this prospectus, the constituent Bitcoin Exchanges of the Index were Coinbase, Bitstamp, Kraken, itBit, LMAX Digital and Gemini. Market prices for the Shares will be available from a variety of sources, including brokerage firms, information websites and other information service providers. In addition, on each business day the Trust’s website will provide pricing information for the Shares.

The Trust has no fixed termination date.

THE SPONSOR

The Trust’s Sponsor is Valkyrie Digital Assets LLC, a Delaware limited liability company formed on December 7, 2020 and a wholly owned subsidiary by Valkyrie Investments Inc. The Sponsor’s principal place of business is 320 Seven Springs Way, Brentwood, Tennessee 37027 and its telephone number is (218) 255-9743. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, Valkyrie Investments Inc., the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

Valkyrie Investments Inc. and its subsidiaries have significant experience sponsoring exchange traded funds, and the Sponsor has significant experience managing investment funds with digital asset strategies. The Sponsor has not sponsored an exchange traded vehicle prior to the Trust.

The Sponsor’s Role

The Sponsor arranged for the creation of the Trust and will arrange for the registration of the Shares for their public offering in the United States and their listing on Nasdaq. As consideration for its receipt of the Sponsor’s Fee from the Trust, the Sponsor is obligated to pay the Sponsor-paid Expenses. The Sponsor also paid the costs of the Trust’s organization and will pay for the costs of the initial sale of the Shares.

The Sponsor is generally responsible for the administration of the Trust under the provisions of the Trust Agreement. This includes (i) selecting and monitoring the Trust’s Service Providers and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Trust, distributing the Trust’s remaining bitcoins or the cash proceeds of the sale of the Trust’s remaining bitcoins to the owners of record of the Shares.

The Sponsor may transfer all or substantially all of its assets to an entity that carries on the business of the Sponsor if at the time of the transfer the successor assumes all of the obligations of the Sponsor under the Trust Agreement. In such an event, the Sponsor will be relieved of all further liability under the Trust Agreement.

The Sponsor’s Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and for the Sponsor’s agreement to pay the Sponsor-paid Expenses. See “Activities of the Trust—Trust Expenses.”

Marketing Agent Agreement

The Sponsor has entered into a Marketing Agent Agreement with an independent third party to assist the Sponsor in distributing the Shares, developing an ongoing marketing plan for the Trust, preparing marketing materials regarding the Shares, including the content on the Trust’s website, www.valkyrieinvest.com, executing the marketing plan for the Trust and providing strategic and tactical research on the global bitcoin market. For more information about the distribution of the Shares, see “Plan of Distribution.”

Index License Agreement

The Benchmark Administrator and the Sponsor have entered into an index license agreement (the “Index License Agreement”) governing the Sponsor’s use of the Index for calculation of the Bitcoin Index Price. The Benchmark Administrator may adjust the calculation methodology for the Index without notice to, or consent of, the Trust or its Shareholders. Under the Index License Agreement, the Sponsor pays a monthly fee and a fee based on the Trust’s Bitcoin Holdings to the Benchmark Administrator in consideration of its license to the Sponsor of Index-related intellectual property.

Management of the Sponsor

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents and its affiliates, including without limitation, the Custodian and its agents. As officers of the Sponsor, Leah Wald, the principal executive officer of the Sponsor, and Steven McClurg, the principal investment officer of the Sponsor, may take certain actions and execute certain agreements and certifications for the Trust, in their capacity as the principal officers of the Sponsor.

Leah Wald, Chief Executive Officer

Leah Wald is an economist with an expertise in asset management focused on value investing. As a direct report to the CEO of Vital Financial, Wald spearheaded investment strategies for multi-billion dollar asset managers on global macro strategy. Formerly, she was a Partner at Lucid Investment Strategies, an asset management firm specialized in cryptocurrency investments. Wald worked at the World Bank Group and co-founded Veterati, a mentorship platform assisting unemployed and transitioning US veterans to secure meaningful employment. Wald is a contributing writer for Forbes and co-authored the book Hyperwave Theory: The Rogue Waves of Financial Markets. Wald has a BA in International Political Economy and a MSc in Management specialized in International Business from IE Business School. Wald studied political economics abroad at multiple universities and served as a research assistant to the Director of University of Cambridge’s Lauterpacht Centre for International Law where she researched and coded algorithms for a dataset examining the role of arbitrator background for outcomes in international investment arbitration.

Steven McClurg, Chief Investment Officer

Steven McClurg has considerable finance and fintech experience. Most recently, Mr. McClurg founded Theseus Capital, a blockchain-powered asset management platform, followed by joining blockchain-focused merchant bank, Galaxy Digital, where he continued as Managing Director, building their asset management and public funds businesses. Most relevant, Mr. McClurg was a Managing Director at Guggenheim Partners, where he was a portfolio manager and responsible for portfolio construction and strategy for fixed income and private equity. He also has experience in leadership roles in technology companies such as Electronic Arts. Mr. McClurg holds a Master of Science and an MBA from Pepperdine University, where he has served as an adjunct professor.

THE TRUSTEE

Delaware Trust Company, a Delaware corporation, serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 251 Little Falls Drive, Wilmington, DE 19808. The Trustee is unaffiliated with the Sponsor. A copy of the Trust Agreement is available for inspection at the Trustee’s principal office identified above.

The Trustee’s Role

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Custodian or any other Person.

Neither the Trustee, either in its capacity as trustee on in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability in connection with the issuance and sale of Shares is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trustee has not prepared or verified, and will not be responsible or liable for, any information, disclosure or other statement in this Prospectus or in any other document issued or delivered in connection with the sale or transfer of the Shares. The Trust Agreement provides that the Trustee will not be responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the bitcoins or other assets of the Trust. See “Description of the Trust Documents—Description of the Trust Agreement.”

The Trustee is permitted to resign upon at least 180 days’ notice to the Trust. The Trustee will be compensated by the Sponsor and indemnified by the Sponsor and the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or the performance of its duties pursuant to the Trust Agreement except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee’s fees and expenses under the Trust Agreement will be paid by the Sponsor.

THE TRANSFER AGENT

U.S. Bancorp Fund Services, LLC will serve as the Transfer Agent of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Transfer Agency and Service Agreement. The Transfer Agent has its principal office at [     ].

The Transfer Agent’s Role

The Transfer Agent holds the Shares in book-entry form. The Administrator directs the Transfer Agent to credit or debit the number of Baskets to the applicable Authorized Participant. The Transfer Agent will issue or cancel each Authorized Participant’s Basket, as applicable. The Transfer Agent will also assist with the preparation of Shareholders’ account and tax statements.

The Sponsor will indemnify and hold harmless the Transfer Agent, and the Transfer Agent will incur no liability for the refusal, in good faith, to make transfers which it, in its judgment, deems improper or unauthorized.

The Transfer Agent Fee is a Sponsor-paid Expense to be assumed and paid by the Sponsor.

THE ADMINISTRATOR

U.S. Bancorp Fund Services, LLC will serve as the Administrator of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Trust Administration and Accounting Agreement. The Administrator has its principal office at [    ].

The Administrator’s Role

Pursuant to the Trust Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Baskets and coordinating the processing of such orders with the Custodian, the Transfer Agent and DTC, (iii) publishing the Trust’s Bitcoin Holdings and Bitcoin Holdings per Share each business day at 4:00 p.m., New York time, or as soon thereafter as practicable and (iv) instructing the Custodian to transfer the Trust’s bitcoins as needed to pay the Sponsor’s Fee and any Additional Trust Expenses.

The Trust will indemnify the Administrator, and the Administrator will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Trust Administration and Accounting Agreement.

AUTHORIZED PARTICIPANTS

An Authorized Participant must enter into a “Participant Agreement” with the Sponsor and the Trust to govern its placement of orders to create and redeem Baskets. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of bitcoins required for creations and redemptions. The Participant Agreement also provides the Sponsor and the Administrator with the authority to terminate the relationship with an Authorized Participant if the Sponsor or Administrator determines that an Authorized Participant does not to comply with the regulatory and registration requirements promulgated by FinCEN or other state authorities.

Each Authorized Participant must (i) be a registered broker-dealers or other securities market participant, such as a bank or other financial institution, that is not required to register as a broker-dealer to engage in securities transactions and (ii) enter into a Participant Agreement with the Sponsor, and the Marketing Agent.

A list of the current Authorized Participants can be obtained from the Sponsor. The Trust has engaged [     ] as Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

THE CUSTODIAN

Under the custodial agreement, the Custodian is responsible for (1) safekeeping all of the bitcoin owned by the Trust, (2) opening one or more accounts that hold the Trust’s bitcoin and (3) facilitating the transfer of bitcoin required for the operation of the Trust as directed by the Sponsor. The Custodian is chartered as a limited purpose trust company by the NYDFS and is authorized by the NYDFS to provide digital asset custody services. The Custodian is a wholly-owned subsidiary of Coinbase Global, Inc.

THE PRIME BROKER

Pursuant to the Custody Agreement, a portion of the Trust’s bitcoin holdings and cash holdings from time to time may be held with Coinbase, an affiliate of the Custodian, in the Trading Balance, in connection with in-kind creations and redemptions of Baskets and the sale of bitcoin to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime brokers at any time. The Sponsor may, in its sole discretion, change the prime broker for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime brokers.

These periodic holdings held in the Trading Balance with Coinbase represent an omnibus claim on Coinbase’s bitcoin held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in Coinbase’s name on a trading venue (including third-party venues and Coinbase’s own execution venue) where Coinbase executes orders to buy and sell bitcoin on behalf of clients (each such venue, a “Connected Trading Venue”). Coinbase is not required to hold any of the bitcoin in the Trust’s Trading Balance in cold storage or to hold any such bitcoin in segregation, and neither the Trust nor the Sponsor can control the method by which Coinbase holds the bitcoin credited to the Trust’s Trading Balance. Within the Trading Balance, the Custody Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin. Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin Coinbase has allocated to the omnibus hot wallets, omnibus cold wallets, and the accounts in Coinbase’s name that Coinbase maintains at Connected Trading Venues (which are typically held on an omnibus, rather than segregated, basis).

Pursuant to the Custody Agreement, the Trust may engage in purchases or sales of bitcoin by placing orders with Coinbase. Coinbase will route orders placed by the Sponsor through Coinbase’s execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Custody Agreement provides that Coinbase is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to Coinbase’s own execution venue where the Trust’s orders may be executed against other customers of Coinbase or with Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of Coinbase, (iii) Coinbase does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, Coinbase may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Subject to the foregoing, and to certain policies and procedures that the Custody Agreement requires Coinbase to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Custody Agreement provides that Coinbase shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Once the Sponsor places an order to purchase or sell bitcoin on the Trading Platform, the associated bitcoin or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, Coinbase shall establish an account in Coinbase’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with Coinbase, have a direct legal relationship, or account with, any Connected Trading Venue.

Coinbase is permitted to suspend or terminate the Custody Agreement under certain circumstances. Coinbase does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust. Under certain circumstances, Coinbase is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase, (b) the Trust has engaged in unlawful or abusive activities or fraud, or (c) (d) a security or technology issue occurred and is continuing that results in Coinbase being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust.

THE CASH CUSTODIAN

U.S. Bank, N.A. serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all non-bitcoin assets of the Trust.

CONFLICTS OF INTEREST

General

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.

Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

The Sponsor and its affiliates and their respective officers, directors and employees and other related parties engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its related parties will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its related parties may engage in activities where the interests of the Sponsor and its related parties or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more related parties. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s related parties, and the allocation of such employees’ time between the Sponsor and its related parties may change over time.

The Sponsor and its related parties are responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, offshore funds or accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor may devote unequal time and attention to the management of different accounts. As a result, the Sponsor may not be able to fulfill its obligations to the Trust as might be the case if it were to devote substantially more attention to the management of a single account. The effects of this potential conflict may be more pronounced where accounts overseen by the Sponsor have different investment strategies.

A conflict of interest arises where the financial or other benefits available to the Sponsor or its related parties differ among the accounts that it manages. Where the structure of the Sponsor’s or its related party’s fee differs among accounts (such as where certain accounts pay higher management fees or a performance or incentive fee), the Sponsor might be motivated to help certain accounts over others. In addition, the Sponsor might be motivated to favor accounts in which it has an interest and/or its related parties have interests. Similarly, the desire to maintain or raise assets under management or to enhance the Sponsor’s or its related parties’ performance record or to derive other rewards, financial or otherwise, could influence the Sponsor to give preferential treatment to those accounts that could most significantly benefit the Sponsor.

The Trust’s service providers (including its Administrator, auditor and legal counsel) may provide services to other pooled investment vehicles with similar investment strategies and objectives and, accordingly, may have conflicts of interest. The Trust’s Sponsor and other service providers and their principals, employees or affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust.

The Sponsor or its related parties may purchase Shares from the Trust from time to time and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which you may be able to sell your Shares. The Sponsor and its related parties reserve the right, subject to compliance with applicable law, to sell into the market or redeem in Baskets through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor or its related parties face conflicting interests in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its related parties are under no obligation to consider the effect of redemptions on the Fund and other Shareholders in deciding whether to sell or redeem their Shares.

The Sponsor is responsible for selecting and engaging the Trust’s service providers, including the Benchmark Provider. To the extent that the Sponsor has other commercial arrangements with the service providers, the Sponsor may face conflicts of interest with respect to its oversight and supervision of the service providers. Further, to the extent that the Sponsor has investments in bitcoin and/or in Shares, and due to the fact that the Sponsor’s fee is payable based on the value of the Shares, the Sponsor may face potential conflicts of interest with respect to the Benchmark Provider’s valuation of Shares.

Proprietary Trading/Other Clients

Because the officers of the Sponsor may trade bitcoins for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust, prospective investors should be aware that the activities of the officers of the Sponsor, subject to their fiduciary duties, may, from time-to-time, result in taking positions in their personal trading accounts which are opposite of the positions taken for the Trust. Records of the Sponsor’s officers’ personal trading accounts will not be available for inspection by Shareholders.

DESCRIPTION OF THE SHARES

General

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Shares. Shares will be issued only in Baskets (a Basket equals a block of 5,000 Shares) and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A Shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. For example, Shareholders do not have the right to elect directors and will not receive dividends. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions.

Voting and Approvals

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Distributions

If the Trust is terminated and liquidated, the Sponsor will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor shall determine. Accordingly, Shareholders of record at the time of a liquidation may receive either bitcoin or cash. See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portion of any distribution.

Redemption of the Shares

The Shares may be redeemed only by or through an Authorized Participant and only in whole Baskets. See “Description of Creation and Redemption of Shares.”

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates have been deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) DTC Participants such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are transferable only through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

Share Splits

If the Sponsor believes that the per Share price in the public market for Shares has risen or fallen outside a desirable trading price range, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

CUSTODY OF THE TRUST’S BITCOIN

The Trust has entered into an agreement with the Custodian (the “Custody Agreement”), pursuant to which the Custodian will custody all of the Trust’s bitcoin, other than that which may be maintained in a trading account (the “Trading Balance”) held with Coinbase, which is an affiliate of the Custodian, in a segregated account from time to time (the “Vault Balance”). The Custodian will keep all of the private keys associated with the Trust’s bitcoin held by the Custodian in the Vault Balance in “cold storage”, which refers to a safeguarding method by which the private keys corresponding to the Trust’s bitcoins are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Custodian will generally keep a substantial portion of the Trust’s bitcoin in cold storage on an ongoing basis, from time to time, portions of the Trust’s bitcoin will be held outside of cold storage temporarily in the Trading Balance maintained by Coinbase as part of trade facilitation in connection with creations and redemptions of Baskets or to sell bitcoins including to pay Trust expenses. The Trust’s bitcoin held in the Vault Balance by the Custodian are held in segregated wallets and therefore are not commingled with the Custodian’s or other customer assets.

A portion of the Trust’s bitcoin holdings and cash holdings from time to time may be held with Coinbase in the Trading Balance in connection with creations and redemptions of Baskets and the sale of bitcoin to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor. Within the Trust’s Trading Balance, the Custody Agreement provides that the Trust does not have an identifiable claim to any particular bitcoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) Coinbase holds on behalf of customers who hold similar entitlements against Coinbase. In this way, the Trust’s Trading Balance represents an omnibus claim on Coinbase’s bitcoins (and cash) held on behalf of Coinbase’s customers. Coinbase holds the bitcoin associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in Coinbase’s name on a trading venue (including third-party venues and Coinbase’s own execution venue) where Coinbase executes orders to buy and sell bitcoin on behalf of its clients. Within such omnibus hot and cold wallets and accounts, Coinbase has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons Coinbase does not disclose to the Sponsor, the percentage of bitcoin that Coinbase holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in Coinbase’s name on a trading venue. Coinbase has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which Coinbase attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage. Generally, the Trust will only hold bitcoin in the Trading Balance to the extent the Sponsor reasonably expects is necessary in connection with the redemption of Shares by Authorized Participants or necessary to pay the Trust’s expenses.

Custody of bitcoin typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of bitcoin from an address associated with the private key to another address). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Custodian are involved in private key management operations, and the Custodian has represented that no single individual has access to full private keys. While the Custodian will generally keep a substantial portion of the Trust’s bitcoin in cold storage on an ongoing basis, from time to time, portions of the Trust’s bitcoin will be held in the Trading Balance outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell bitcoin to pay Trust expenses. The determination of what portion of the Trust’s bitcoin to store in the Trading Balance and for what duration will be made by the Sponsor in its sole discretion. Please see “Cybersecurity Risks Related to Bitcoin,” “Risks Related to the Markets and Service Ecosystem for Bitcoin,” and “Risks Related to the Trust and the Shares” for a discussion of custody risks.

Under the terms of the Custody Agreement, the Sponsor maintains sole discretion in allocating bitcoin among the Vault Balance and the Trading Balance. Bitcoin custodied by the Custodian in the Vault Balance is not commingled with assets of Custodian or its affiliates or with assets of other customers of Custodian. The Custodian has also agreed in the Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s bitcoin, and that the Trust’s bitcoin assets are not treated as general assets of the Custodian but are instead considered custodial assets that remain the Trust’s property. Neither the Trust, the Sponsor, nor any other entity is permitted to lend, pledge, hypothecate or rehypothecate any of the Trust’s bitcoin. Additionally, the Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the bitcoin held by the Custodian for the Trust and that the Trust’s bitcoin is held in a separate, segregated account under the Trust’s name.

The Custodian’s internal audit team performs periodic internal audits over custody operations, and the Custodian has represented that Systems and Organizational Control (“SOC”) attestations covering private key management controls are also performed on the Custodian by an external provider.

The Custodian’s parent, Coinbase Global, Inc. (“Coinbase Global”) maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Custodian and Coinbase (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding bitcoin with the Custodian or Coinbase and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

In the event of a fork of the Bitcoin blockchain, the Custodian and Coinbase may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the Bitcoin blockchain entirely, provided that they shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. Provided that the Custodian and Coinbase shall make commercially reasonable efforts to assist the Trust and take the necessary steps to enable the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event, neither the Custodian nor Coinbase shall have any liability, obligation or responsibility whatsoever arising out of or relating to the operation of an unsupported branch of the Bitcoin blockchain in the event of a fork. Neither the Custodian nor Coinbase have any responsibility to support airdrops.

The Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Custodian can upload the fully signed transaction to an online network and transfer the bitcoin. Because the Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible. See “Risk Factors—[   ]”

The Trust may engage third-party custodians or vendors besides the Custodian and Cash Custodian to provide custody and security services for all or a portion of its bitcoin and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Custodian and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate bitcoin custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Trust’s bitcoin holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into bitcoin custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft. The Trust may hold cash and cash equivalents on a temporary basis to pay expenses or facilitate creation and redemption transactions. The Trust has entered into a cash custody agreement with Cash Custodian under which Cash Custodian acts as custodian of the Trust’s cash.

Under the Custody Agreement, the Custodian’s liability is subject to the following limitations, among others: (i) other than with respect to claims and losses arising from fraud or willful misconduct, among others, the Custodian’s aggregate liability under the Custody Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Custodian in the 12 months prior to the event giving rise to the Custodian’s liability, and (B) the value of the affected bitcoin giving rise to the Custodian’s liability; (ii) the Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Custodian is not liable, even if the Custodian has been advised of or knew or should have known of the possibility thereof. The Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Custodian.

Also pursuant to the Custody Agreement, Coinbase, an affiliate of the Custodian, may provide prime broker services, including bitcoin trade execution, from time to time as requested by the Sponsor. The Trust may engage in purchases or sales of bitcoin by placing orders with Coinbase.

DESCRIPTION OF CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin (subject to In-Kind Regulatory Approval) or cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount of bitcoin required in a Basket Deposit (the “Basket Bitcoin Deposit”) and the amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) are based on the quantity or value of the quantity, as applicable, of bitcoin and cash attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid Additional Trust Expenses) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received.

Until the issuance of the In-Kind Regulatory Approval, Baskets will only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash represented by the Shares being created or redeemed, the amount of which is based on the value of the bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. The Sponsor may in the future seek a change to Nasdaq’s rules that would permit the Trust to create and redeem shares in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. There can be no guarantee that the Sponsor or Nasdaq will pursue the In-Kind Regulatory Approval or, if pursued, that they will be successful in causing the SEC to issue the In-Kind Regulatory Approval. Any discussion in this prospectus of Baskets being issued or redeemed in exchange for bitcoin is conditional upon the In-Kind Regulatory Approval.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks or other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. Subject to In-Kind Regulatory Approval, the designee of an Authorized Participant that places an in-kind creation or redemption order is required to open an account at Coinbase to facilitate the transfer of bitcoin to such Authorized Participant’s designee in connection with such transaction, which will permit the creation or redemption transaction to settle through book-entries at the Custodian (i.e., “off chain” transactions). The Authorized Participant Agreement provides the procedures for the creation and redemption of Shares and for the delivery of the cash or bitcoin required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets (the “Transfer Agent Fee”). In addition, an Authorized Participant are responsible for any operational processing and brokerage costs, transfers fees, network fees and stamp taxes incurred in connection with the satisfaction of any creation or redemption orders (the “Execution Charges”, and collectively with the Transfer Agent Fee, the “Transaction Fees” ). The Transaction Fees may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants (or their designees) who make deposits of cash or, subject to In-Kind Regulatory Approval, bitcoin with the Trust in exchange for Shares receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their affiliates may from time to time buy or sell bitcoin and may profit in these instances. To the extent that the activities of Authorized Participants have a meaningful effect on the bitcoin market, it could affect the price of bitcoin and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the net asset value of the Trust. While the Sponsor currently expects that Authorized Participants’ direct activities in the bitcoin or securities markets in connection with the creation and redemption activities of the Trust will not significantly affect the price of bitcoin or the Shares, the impact of the activities of the Trust and its Authorized Participants on bitcoin or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Trust’s Cash Custodian in order to facilitate settlement of the Shares, cash and bitcoin as described in more detail in the “—Creation Procedures” and “—Redemption Procedures” sections below.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. Purchase orders must be placed by 1:00 p.m. ET or the close of regular trading on the Exchange, whichever is earlier. The day on which a valid order is received by the Transfer Agent is considered the “Purchase Order Date.”

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in cash (“Cash Creation Order”) or, subject to In-Kind Regulatory Approval, in an amount of bitcoin (“In-Kind Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate (either directly or through its designee) the deposit of bitcoin with the Custodian. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. In either case, if an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the full cash deposit has been received. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor in its discretion.

Following an Authorized Participant’s Cash Creation Order, the Trust’s account with the Cash Custodian (the “Cash Account”) must be credited with the required cash by the end of the Purchase Order Date. Upon receipt of the cash deposit amount in the Cash Account, the Cash Custodian will notify the Transfer Agent, the Authorized Participant and the Sponsor that the cash has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Subject to the In-Kind Regulatory Approval, following an Authorized Participant’s In-Kind Creation Order, the Trading Balance must be credited with the required bitcoin by the end of the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor following the Purchase Order Date. In order to facilitate these deposits, the designees of Authorized Participants will be required to maintain an account at Coinbase through which such designees will transfers bitcoin to the Trading Balance in book-entry transactions at the Custodian (i.e., such transfers will occur “off chain”). Upon receipt of the bitcoin deposit amount in the Trading Balance, the Custodian will notify the Transfer Agent, the Authorized Participant and the Sponsor that the bitcoin has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

To the extent not held to facilitate redemption orders or pay the Trust’s expenses, the Sponsor will use cash proceeds received in connection with Cash Creation Orders to purchase bitcoin and deposit it in the Vault Balance with the Custodian. Bitcoin held in the Vault Balance is the property of the Trust and is only transferred outside the Vault Balance or sold in connection with creation and redemption transactions or to pay the Trust’s expenses and liabilities. The Trust’s bitcoin will not leased, loaned or used as collateral for any loan, margin, rehypothecation or similar activities.

Determination of Required Deposits

The amount of the Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin or cash constituting the Basket Deposit as appropriate to reflect the value of the Trust’s bitcoin and cash less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET or at an earlier time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

The Basket Bitcoin Deposit for a given day is determined by dividing the number of bitcoin held by the Trust as of the opening of business on that business day, adjusted for the amount of bitcoin constituting accrued expenses and other liabilities of the Trust as of the opening of business on that business day, by the number of Shares outstanding at the opening of business and multiplying such amount by the number of Shares constituting a Basket. Fractions of a bitcoin smaller than .00000001 are disregarded for purposes of the computation of the Basket Bitcoin Deposit. The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fees. For a discussion of how the Trust determines the value of bitcoin, see “Calculation of NAV” above. The Basket Bitcoin Deposit or Basket Cash Deposit so determined is communicated via electronic mail message to all Authorized Participants.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount by Coinbase or the Cash Custodian, as applicable, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. In circumstances where purchase orders are due before 4:00 p.m. ET, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Trust’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

●	the purchase order or Basket Deposit is not in proper form as described in the Authorized Participant Agreement;

●	the acceptance of the purchase order or Basket Deposit would not be in the best interest of the Trust;

●	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

●	the acceptance of the Basket Deposit presents a security or regulatory risk to the Trust, the Sponsor, the Transfer Agent, Coinbase, the Custodian or the Cash Custodian;

●	the acceptance or receipt of the purchase order or Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor Coinbase, the Custodian or the Cash Custodian make it impractical or not feasible to process Baskets.

None of the Sponsor, the Transfer Agent Coinbase, the Custodian or the Cash Custodian will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

Subject to In-Kind Regulatory Approval, in the case of an in-kind redemption order (“Bitcoin Redemption Order”), the redemption distribution from the Trust consists of a movement of bitcoin to the redeeming designee of the Authorized Participant, representing the amount of bitcoin held by the Trust, net of accrued expenses and other liabilities, evidenced by the Shares being redeemed on the Redemption Order Date. In the case of a redemption order for cash (“Cash Redemption Order”), the redemption distribution from the Trust consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. With respect to either a Bitcoin Redemption Order or Cash Redemption Order, the redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Cash Custodian, the Distributor and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust by the end of the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant or its designee of an amount of bitcoin (in the case of a Bitcoin Redemption Order) or cash (in the case of a Cash Redemption Order) that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

Once the Transfer Agent notifies the Custodian, the Cash Custodian, the Distributor and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account, the Administrator instructs Coinbase to transfer the redemption bitcoin amount from the Trading Balance or cash amount from the Cash Account, as applicable, to Authorized Participant or its designee. For a Bitcoin Redemption Order, the redemption bitcoin amount will be sent to an account at Coinbase in the name of the Authorized Participant’s designee. Bitcoin will not be sent to accounts or wallet addresses other than accounts maintained at Coinbase. For a Cash Redemption Order, the redemption distribution due from the Trust will be sent by the Cash Custodian to the Authorized Participant or its designee on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Redemption Order Date if, by 4:00 p.m. ET, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares .

Suspension of Creation and Redemption Orders

The Sponsor may, in its discretion, suspend the right of creation or redemption, or postpone the creation or redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (3) for such other period as the Sponsor determines to be necessary for the protection of the Trust or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. The Sponsor will provide notice to Shareholders of any such suspensions in a prospectus supplement and/or through a current report on Form 8-K.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any redemption order if the Sponsor determines that:

●	the redemption order is not in proper form as described in the Authorized Participant Agreement;

●	the acceptance of the redemption order would not be in the best interest of the Trust;

●	the acceptance of the redemption order would have adverse tax consequences to the Trust or its Shareholders;

●	the acceptance of the redemption order presents a security risk to the Trust, the Sponsor, the Transfer Agent or the Cash Custodian;

●	the acceptance of the redemption order would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, or the Cash Custodian make it impractical or not feasible for the Shares to be delivered under the redemption order.

Creation and Redemption Transaction Fees

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of baskets, an Authorized Participant is required to pay the Transfer Agent Fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. In addition, an Authorized Participant is responsible for the Execution Charges to Trust or the Sponsor, as applicable, to reimburse the operational processing and brokerage costs, transfers fees, network fees and stamp taxes. The Transaction Fees may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Shares are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash determined as described above.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public any Shares it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Baskets are generally redeemed when the market price per Share is at a discount to the NAV. Shares initially constituting the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person has any obligation or responsibility to the Sponsor to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV. The amount of the discount or premium in the trading price relative to the NAV may be influenced by various factors, including the value of the Trust’s assets, supply and demand for the Shares and market conditions at the time of a transaction.

EXPENSES

Expenses to Be Paid by the Sponsor

The Sponsor has agreed to assume the following fees and expenses incurred by the Trust: the Marketing Fee, the Administrator Fee, the Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to public trading of the Shares on Nasdaq (including marketing, legal and audit fees and expenses), ordinary legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website.

Extraordinary and Other Expenses

In certain extraordinary circumstances, the Trust may pay expenses in addition to the Sponsor’s Fee, including, but not limited to, any expenses of the Trust that are not assumed by the Sponsor, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification expenses of the Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses (collectively, “Additional Trust Expenses”). If Additional Trust Expenses are incurred, the Trust will be required to pay these Additional Trust Expenses by selling bitcoins. For purposes of paying any Additional Trust Expenses, bitcoins will be converted into U.S. Dollars at the Actual Exchange Rate at the time of conversion. The Actual Exchange Rate is the price at which such bitcoin trade orders are fulfilled, or a weighted average of such prices if fulfilled in multiple segments. Although the Sponsor cannot definitively state the frequency or magnitude of the Additional Trust Expenses, the Sponsor expects that they may occur infrequently, if at all.

Disposition of Bitcoins

To pay the Sponsor’s Fee, the Custodian will, when directed by the Sponsor, (i) withdraw from the Bitcoin Account the number of bitcoins equal to the accrued but unpaid Sponsor’s Fee and (ii) transfer such bitcoins to an account maintained by the Custodian for the Sponsor. The Trust is not responsible for paying any fees or costs associated with the transfer of bitcoin to the Sponsor or the sale of bitcoin for costs not included in the Sponsor’s Fee. In addition, if the Trust incurs any Additional Trust Expenses, the Sponsor will cause the Custodian to convert bitcoins into U.S. Dollars at the Actual Exchange Rate, in such quantity as may be necessary to permit payment of such Additional Trust Expenses. Shareholders do not have the option of choosing to pay their proportionate shares of Additional Trust Expenses in lieu of having their shares of Additional Trust Expenses paid by the Trust’s disposition of bitcoins. Assuming that the Trust is treated a grantor trust for U.S. federal income tax purposes, the transfer or sale of bitcoins to pay the Trust’s expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Transfers of bitcoin to and from the Vault Balance and the Trading Balance, and transfers from the Trading Balance to third-party digital asset brokers or dealers are conducted “on chain” in transactions represented on the Bitcoin network. On chain transactions are subject to all of the risks of the Bitcoin network, including the risk that transactions will be made erroneously and are generally irreversible.

In order to pay the Sponsor’s Fee, the Sponsor will transfer bitcoin from the Trading Balance to the Sponsor’s account at Coinbase. Such a transaction will normally be conducted “off chain” through book-entries in the Custodian’s records.

Because the number of the Trust’s bitcoins will decrease as a consequence of the payment of the Sponsor’s Fee in bitcoins or the sale of bitcoins to pay Additional Trust Expenses (and the Trust will incur additional fees associated with converting bitcoins into U.S. Dollars), the number of bitcoins represented by a Share will decline at such time and the Trust’s Bitcoin Holdings may also decrease. Accordingly, the Shareholders will bear the cost of the Sponsor’s Fee and any Additional Trust Expenses.

The Sponsor will also cause the sale of the Trust’s bitcoins if the Sponsor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of bitcoins.

BOOK-ENTRY-ONLY SHARES

The Securities Depository; Book-Entry-Only System; Global Security

In accordance with the relevant provisions of the Trust Documents, the Trust’s Shares have been and will only be issued in book-entry-only form, so that individual certificates will not be issued for the Shares but rather one or more global certificates will evidence all of the Shares outstanding at any time.

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Transfer Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Transfer Agent and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of Shares will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Sponsor or directors, officers, or persons controlling the Trust, the Trust has been informed that the SEC believes that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders have no voting rights under the Trust Agreement.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of Nasdaq, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 320 Seven Springs Way, Brentwood, Tennessee 37027, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office, which will be available for inspection by any Shareholder at all times during the Sponsor’s usual business hours upon reasonable advance notice.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware except for causes of action for violation of U.S. federal or state securities laws. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

STATEMENTS, FILINGS AND REPORTS

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and Nasdaq and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated by the Sponsor. The accountants’ report will be furnished by the Sponsor to Shareholders upon request.

The Sponsor will make elections, file tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST AGREEMENT

The following is a description of the material terms of the Trust Agreement. The Trust Agreement establishes the roles, rights and duties of the Sponsor and the Trustee.

The Sponsor

Liability of the Sponsor and Indemnification

The Sponsor and its affiliates (each a “Covered Person”) will not be liable to the Trust or any Shareholder for any action taken, or for refraining from taking any action in good faith, having determined that such course of conduct was in the best interests of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own willful misconduct, bad faith or gross negligence in the performance of its duties.

Each Covered Person will be indemnified by the Trust and held harmless against any loss, judgment, liability, expense incurred or amount paid in settlement of any claim sustained by it in connection with the Covered Person’s activities for the Trust, without fraud, gross negligence, bad faith, willful misconduct or a material breach of the Trust Agreement on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

Fiduciary and Regulatory Duties of the Sponsor

The Sponsor is not effectively subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. Rather, the general fiduciary duties that would apply to the Sponsor are defined and limited in scope by the Trust Agreement.

The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.

Beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Actions Taken to Protect the Trust

The Sponsor may, in its own discretion, prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders. The expenses incurred by the Sponsor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are deemed to be Additional Trust Expenses. The Sponsor will be entitled to be reimbursed for the Additional Trust Expenses.

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. Neither the Trustee nor the Administrator has any obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Trustee

The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the Delaware Trust Statute. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Limitation on Trustee’s Liability

Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Custodian or any other person. Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Sponsor. The Trust Agreement provides that the Trustee is not responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the bitcoins or other assets of the Trust.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. Although it is unlikely, the Sponsor may, from time to time, make distributions to the Shareholders. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Trust Agreement. In addition, the Trust Agreement provides that Shareholders will indemnify the Trust for any harm suffered by it as a result of Shareholders’ actions unrelated to the activities of the Trust.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Trust for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes therefore the tax status of the Trust in such states might, theoretically, be challenged) are commonplace in statutory trusts and limited partnerships.

Indemnification of the Trustee

The Trustee and any of the officers, directors, employees and agents of the Trustee shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel), tax or penalty of any kind and nature whatsoever, arising out of, imposed upon or asserted at any time against such indemnified person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor the Sponsor shall be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence of such indemnified person. If the Trust shall have insufficient assets or improperly refuses to pay such an indemnified person within 60 days of a request for payment owed under the Trust Agreement, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless such an indemnified person as if it were the primary obligor under the Trust Agreement. Any amount payable to such an indemnified person under the Trust Agreement may be payable in advance and shall be secured by a lien on the Trust property. The obligations of the Sponsor and the Trust to indemnify such indemnified persons under the Trust Agreement shall survive the termination of this Trust Agreement.

Holding of Trust Property

The Trust will hold and record the ownership of the Trust’s assets in a manner such that it will be owned for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person.

The Trustee may employ agents, attorneys, accountants, auditors and nominees and will not be answerable for the conduct or misconduct of any such custodians, agents, attorneys or nominees if such custodians, agents, attorney and nominees have been selected with reasonable care.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign as Trustee by written notice of its election so to do, delivered to the Sponsor with at least 180 days’ notice. The Sponsor may remove the Trustee in its discretion. If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall appoint a successor trustee. The successor Trustee will become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the Trustee notifies the Sponsor of its resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

Amendments to the Trust Agreement

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement, provided that no such amendment or supplement may be made if it would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes. Any such restatement, amendment and/or supplement shall be effective on such date as designated by Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Any amendment to the Trust Agreement that materially adversely affects the interests of the Shareholders shall not be effective any earlier than 20 days after receipt by the affected Shareholders of a notice provided by the Sponsor with respect to any such amendment.

Termination of the Trust

The Trust will dissolve if any of the following events occur:

●	A U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoins or seizes, impounds or otherwise restricts access to Trust assets;

●	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder, and the Sponsor has made the determination that dissolution of the Trust is advisable;

●	The Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services business, providers of prepaid or stored value or similar entities, or virtual currency businesses, and the Sponsor has made the determination that dissolution of the Trust is advisable;

●	Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the Bitcoin Index Price;

●	Any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert bitcoins to U.S. Dollars;

●	A certificate of dissolution or revocation of the Sponsor’s charter is filed (and 90 days have passed after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor, or an event of withdrawal unless (i) at the time there is at least one remaining Sponsor or (ii) within 90 days of such event of withdrawal Shareholders holding at least a majority of the Shares (not including Shares held by the Sponsor and its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor Sponsors; or

●	The Custodian resigns or is removed without replacement.

The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

●	The SEC determines that the Trust is an investment company required to be registered under the Investment Company Act of 1940;

●	The CFTC determines that the Trust is a commodity pool under the CEA;

●	The Trust becomes insolvent or bankrupt;

●	All of the Trust’s bitcoins are sold;

●	The Sponsor determines that the size of the Trust Estate in relation to the expenses of the Trust make it unreasonable or imprudent to continue the Trust;

●	The Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Code; or

●	The Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does not appoint a successor trustee within 180 days.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder’s Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article VIII of the Trust Agreement relating to the books of account and reports of the Trust.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor’s direction. The Sponsor, on behalf of the Trust, will engage directly with either accessible Bitcoin Exchanges or over-the-counter bitcoin markets to liquidate the Trust’s bitcoin as promptly as possible while obtaining the best fair value possible. The proceeds therefrom will be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust other than liabilities for distributions to Shareholders and (b) to the holders of Shares pro rata in accordance with the respective percentage of percentages of Shares that they hold.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement and the rights of the Sponsor, Trustee, DTC and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware. The Custody Agreement and Participant Agreements are governed by the laws of the state of New York. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Subject to the discussion below in “Tax Treatment of the Trust” and “Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins,” the following discussion constitutes the opinion of Chapman and Cutler LLP, special tax counsel to the Trust, regarding the material U.S. federal income tax consequences of the ownership of Shares. This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

●	financial institutions;

●	dealers in securities;

●	traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;

●	persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

●	persons holding Shares acquired by them as part of a Basket or redeeming Shares in exchange for the underlying bitcoins represented by the redeemed Shares;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;.

●	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

●	real estate investment trusts;

●	regulated investment companies; and

●	tax-exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Prospective investors are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Trust

The Sponsor intends to take the position that the Trust will be treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

If the IRS were successful in asserting that the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes, although due to the uncertain treatment of bitcoins for U.S. federal income tax purposes (discussed below), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to Shareholders would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum rate of 21%) on its net taxable income and certain distributions made by the Trust to Shareholders would be taxable as dividends to the extent of the Trust’s current and accumulated earnings and profits (which, in the case of Non-U.S. Holders (as defined below), generally would be subject to U.S. federal withholding tax at a 30% rate (or a lower rate provided by an applicable income tax treaty)).

The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins

As discussed below, each beneficial owner of Shares generally will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoins held in the Trust. Many significant aspects of the U.S. federal income tax treatment of bitcoins are uncertain, and the Sponsor does not intend to request a ruling from the IRS on these issues. On March 25, 2014, the IRS released a notice (the “Notice”), which discusses certain aspects of the treatment of virtual currencies, such as bitcoins, for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) bitcoins are “property” that is not currency and (ii) bitcoins may be held as capital assets. There can be no assurance, however, that the IRS will not alter its position with respect to bitcoins in the future or that a court would uphold the treatment set forth in the Notice. In addition, legislation has been introduced that would, if enacted, cause bitcoins to be treated as currency for U.S. federal income tax purposes. If bitcoins were properly treated as currency for U.S. federal income tax purposes, gain recognized on the disposition of bitcoins would constitute ordinary income, and losses recognized on the disposition of bitcoin could be subject to special reporting requirements applicable to “reportable transactions.” The remainder of this discussion assumes that bitcoins are properly treated for U.S. federal income tax purposes as property that is not currency. Special tax counsel to the Trust expresses no opinion regarding these aspects of the U.S. federal income tax treatment of bitcoins.

The Notice does not address other significant aspects of the U.S. federal income tax treatment of bitcoins, including: (i) whether bitcoins are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether bitcoins are properly treated as “collectibles” for U.S. federal income tax purposes; (iii) the proper method of determining a holder’s holding period and tax basis for bitcoins acquired at different times or at varying prices; and (iv) whether and how a holder of bitcoins acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the bitcoins is transferred in a subsequent sale, exchange or other disposition. In 2019, the IRS Issued an FAQ that addressed some, but not all of these issues, but it has not confirmed the answers provided in the FAQ in a manner upon which taxpayers may rely.

Prospective investors are urged to consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in bitcoins.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:

●	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

For U.S. federal income tax purposes, each U.S. Holder will be treated as the owner of an undivided interest in the bitcoins held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions. When a U.S. Holder purchases Shares for cash, the U.S. Holder’s initial tax basis in its pro rata share of the bitcoins held in the Trust will be equal to the amount paid for the Shares. This discussion assumes that each U.S. Holder will acquire all of its Shares for cash on the same date and at the same price per Share. U.S. Holders that acquire, or contemplate acquiring, multiple lots of Shares at different times or prices are urged to consult their tax advisers regarding their tax bases and holding periods in their pro rata shares of the bitcoins held in the Trust.

When the Trust transfers bitcoins to the Sponsor as payment of the Sponsor’s Fee, or sells bitcoins to fund payment of any Additional Trust Expenses or a redemption, each U.S. Holder will be treated as having sold its pro rata share of those bitcoins for their fair market value at that time (which, in the case of bitcoins sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof). As a result, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. Holder’s pro rata share of the bitcoins that were transferred and (ii) the U.S. Holder’s tax basis for its pro rata share of the bitcoins that were transferred, subject to some specialized allocation rules for widely held fixed investment trusts (“WHFITs”). For some purposes, the WHFIT rules generally allocate Trust items based on distributions. For some purposes, redemptions are treated as distributions and may result in gain recognized by the Trust to generate proceeds for the redemption being disproportionately allocated to the Shareholder making the redemption. The application of the WHFIT rules to a trust holding bitcoin is uncertain. Assuming that bitcoins are not treated as currency for U.S. federal income tax purposes, any such gain or loss will generally be short-term capital gain or loss if the U.S. Holder has held its Shares for one year or less and long-term capital gain or loss if the U.S. Holder has held its Shares for more than one year. The deductibility of capital losses may be subject to significant limitations. Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin held in the Trust will be based upon the amount and cash contributed and the time the Trust purchased the bitcoin with the cash. A U.S. Holder’s tax basis in its pro rata share of any bitcoins transferred by the Trust generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the bitcoins held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of bitcoins transferred and the denominator of which is the total amount of bitcoins held in the Trust immediately prior to the transfer. Immediately after the transfer, the U.S. Holder’s tax basis in its pro rata share of the bitcoins remaining in the Trust will be equal to the tax basis in its pro rata share of the bitcoins held in the Trust immediately prior to the transfer, less the portion of that tax basis allocable to its pro rata share of the bitcoins transferred.

U.S. Holders may deduct their respective pro rata shares of the expenses incurred by the Trust to the same extent as if the expenses were directly incurred by the U.S. Holders. U.S. Holders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. If a U.S. Holder is an individual, trust or estate, the U.S. Holder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Holder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Holder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

On a sale or other disposition of Shares, a U.S. Holder will be treated as having sold the bitcoins underlying such Shares. Accordingly, the Shareholder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale of the Shares and (ii) the portion of the U.S. Holder’s tax basis in its pro rata share of the bitcoins held in the Trust that is attributable to the Shares disposed of. Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin held in the Trust will be based upon the amount and cash contributed and the time the Trust purchased the bitcoin with the cash. Such tax basis generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the bitcoins held by the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of Shares disposed of and the denominator of which is the total number of Shares held by such U.S. Holder immediately prior to such sale or other disposition. Assuming that bitcoins are not treated as currency for U.S. federal income tax purposes, that gain or loss will generally be short-term capital gain or loss if the U.S. Holder has held its Shares for one year or less and long-term capital gain or loss if the U.S. Holder has held its Shares for more than one year.

After any sale (or other disposition) of fewer than all of a U.S. Holder’s Shares, the U.S. Holder’s tax basis in its pro rata share of the bitcoins held in the Trust immediately after the sale (or other disposition) generally will equal the tax basis in its pro rata share of the total amount of the bitcoins held in the Trust immediately prior to the sale, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder upon the sale (or other disposition) (or, in the case of a redemption, which is treated as the basis of the bitcoins received by the Shareholder in the redemption).

Any brokerage or other transaction fee incurred by a U.S. Holder in purchasing Shares will be added to the U.S. Holder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee or other transaction fee incurred by a U.S. Holder in selling Shares will reduce the amount realized by the U.S. Holder with respect to the sale.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is, for such purposes:

●	a nonresident alien individual;

●	a foreign corporation; or

●	a foreign estate or trust.

The term “non-U.S. Holder” does not include (i) nonresident alien individuals present in the United States for 183 days or more in a taxable year, (ii) former U.S. citizens and certain expatriated entities or (iii) persons whose Shares are effectively connected with the conduct of a trade or business in the United States. Prospective investors described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.

The Trust does not expect to generate taxable income other than gain (if any) that will be recognized on the transfer of bitcoins in payment of the Sponsor’s Fee and the sale of bitcoins in connection with the payment of any Additional Trust Expenses. A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any such gain or with respect to any gain the non-U.S. Holder recognizes upon a sale of Shares. However, if the income from the trust is effectively connected to a U.S. trade or business, or, in the case of an individual, the individual is in the United States more than 180 days, the gains may be subject to U.S. tax.

U.S. Information Reporting and Backup Withholding

The Trust or the appropriate broker will file certain information returns with the IRS and provide holders of Shares with information regarding their shares of the Trust’s annual income (if any) and expenses in accordance with applicable Treasury regulations.

A U.S. Holder may be subject to backup withholding in certain circumstances if it fails to provide its taxpayer identification number or to comply with certain certification procedures. In order to avoid the information reporting and backup withholding requirements, a non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person. The amount of any backup withholding will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying bitcoins held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (IRA) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the consequences of a purchase of Shares.

PLAN OF DISTRIBUTION

The Trust issues Shares in Baskets only to Authorized Participants in exchange for deposits of cash and, subject to In-Kind Regulatory Approval, bitcoin, on a continuous basis. The Trust does not issue fractions of a Basket. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers, the Seed Capital Investor and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into its constituent Shares and sells the Shares directly to its customers, or if it chooses to couple the creation of a new Basket with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Investors that purchase shares through a brokerage account (whether commission based or fee-based) may pay commissions or fees charged by the brokerage account.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering or reoffering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10% of the gross proceeds of the offering.

[Pursuant to a Marketing Agent Agreement (the “Marketing Agent Agreement”) entered into between the Sponsor and [     ], as Marketing Agent, [     ] will be paid by the Sponsor an annual fee. In addition, the Sponsor will pay certain out-of-pocket fees and expenses of the Marketing Agent incurred in connection with its assistance in the marketing of the Trust and its Shares.]

Under the Marketing Agent Agreement, the Marketing Agent will provide the following services to the Sponsor:

●	Review marketing related legal documents and contracts;

●	Consult with the Sponsor’s marketing staff and on development of FINRA compliant marketing campaigns;

●	Review and file applicable marketing materials with FINRA;

●	Maintain, reproduce and store applicable books and records related to the services provided under the Marketing Agent Agreement;

●	Develop an overall strategic sales and marketing plan;

●	Supervise sales related activities; and

●	Provide a dedicated national accounts manager, certain shared external wholesalers, certain shared internal wholesalers, resources from its call center, marketing staff and resources from its order desk to assist in various aspects of its services under the Marketing Agent Agreement.

The Shares will be listed and trade on Nasdaq under the symbol “BRRR.”

On [   ], 2023, [   ] (the “Seed Capital Investor”), subject to certain conditions, purchased the [   ] Creation Baskets, comprising [   ] Shares at a per-Share price equal to $[   ] (the “Seed Creation Baskets”), as described in “Seed Capital Investor” and “Plan of Distribution.” The price of bitcoin was determined using the Index on [   ], 2023. The price per-Share and bitcoin on [   ], 2023 were $[   ] and [   ]th of a bitcoin, respectively. Total proceeds to the Trust from the sale of the Seed Creation Baskets were $[   ] bitcoins. Delivery of the Seed Creation Baskets was made on December [   ], 2023.

The price of the Seed Creation Baskets was determined as described above and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Chapman and Cutler LLP. Chapman and Cutler LLP, as special tax counsel to the Trust, will also render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares. [    ] will render an opinion regarding the Trust’s status under Delaware law.

EXPERTS

The financial statements of the Valkyrie Bitcoin Fund will be included herein in reliance on the report of [      ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

●	the Trust’s website, www.valkyrieinvest.com; and

●	the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this prospectus is a part.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at www.valkyrieinvest.com.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.valkyrieinvest.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[TO BE PROVIDED BY AMENDMENT.]

FINANCIAL STATEMENTS

[TO BE PROVIDED BY AMENDMENT.]

PROSPECTUS

Valkyrie Bitcoin Fund

Until [                    ], 2023 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[                    ], 2023

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

TABLE OF CONTENTS

Item 13.	Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Valkyrie Digital Assets LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual) .	$109.10
Listing fee (actual)	$[	]*
Auditor’s fees and expenses	$[	]*
Legal fees and expenses	$[	]*
Printing expenses	$[	]*
Miscellaneous expenses	$[	]*
Total	$[	]*

Item 14.	Indemnification of Directors and Officers.

The Trust Agreement will provide that the Trust shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights under the Trust Agreement), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under the Trust Agreement; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law and by the requirement for treatment of the Trust as a grantor trust for tax purposes, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number	Description
3.1	Form of Trust Agreement*

3.2	Form of Certificate of Trust**

5.1	Opinion of Chapman and Cutler LLP as to legality*

8.1	Opinion of Chapman and Cutler LLP as to tax matters*

10.1	Custody Agreement*

10.2	Marketing Agent Agreement*

10.3	Index License Agreement*

10.4	Trust Administration and Accounting Agreement*

10.5	Transfer Agency and Service Agreement*

10.6	Form of Participant Agreement*

10.7	Cash Custodian Agreement*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Chapman and Cutler LLP is included in Exhibit 5.1*

107	Filing Fee Table***

*	To be filed by amendment.
**	As filed on January 22, 2021.
***	As filed on June 21, 2023.

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on December 14, 2023.

Valkyrie Digital Assets LLC
Sponsor of the Valkyrie Bitcoin Fund

By:	/s/	Leah Wald
	Name:	Leah Wald
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Leah Wald Leah Wald	Chief Executive Officer (Principal Executive Officer)	December 14, 2023

/s/ Steven McClurg Steven McClurg	Chief Investment Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2023

*	The Registrant is a trust and the persons are signing in their capacities as officers of Valkyrie Digital Assets LLC, the Sponsor of the Registrant.

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